UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Comcast Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1500 Market Street

Philadelphia, Pennsylvania 19102-2148

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2003

The Annual Meeting of Shareholders of Comcast Corporation (the “Company”) will be held on Wednesday, May 7, 2003 at 9:00 a.m. local time at The First Union Complex, 3601 South Broad Street, Philadelphia, Pennsylvania 19148, for the following purposes:

1.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2003 fiscal year.

2.	To approve the following employee benefit plans: (A) the 2003 Stock Option Plan; (B) the amended and restated 2002 Restricted Stock Plan; (C) the amended and restated 2002 Employee Stock Purchase Plan; (D) the 2002 Supplemental Cash Bonus Plan; and (E) the amended and restated 2002 Non-Employee Director Compensation Plan (Stock Program).

3.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 7, 2003 has been fixed as the record date for the meeting. All shareholders of record at that time are entitled to notice of, and all holders of Class A Common Stock and Class B Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.

Because holders of Class A Special Common Stock are not generally entitled to vote and no resolution is proposed for the meeting for which a vote of the Class A Special Common Stock is required by law or the Company’s Amended and Restated Articles of Incorporation, holders of Class A Special Common Stock are not entitled to vote at the meeting. The enclosed proxy statement is being sent to holders of Class A Special Common Stock for informational purposes only.

All shareholders are cordially invited to attend the meeting. The Board of Directors of the Company urges you to vote by telephone or via the Internet or to complete, date, sign and return promptly the enclosed proxy card with respect to your shares of Class A Common Stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy card will not affect your right to vote in person if you do attend the meeting. A copy of the Company’s 2002 Annual Report is enclosed.

ARTHUR R. BLOCK

Secretary

April 2, 2003

1500 Market Street

Philadelphia, Pennsylvania 19102-2148

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Comcast Corporation (the “Company”), a Pennsylvania corporation, for use at the Annual Meeting of Shareholders (the “meeting”) to be held on Wednesday, May 7, 2003 at 9:00 a.m. local time at The First Union Complex, 3601 South Broad Street, Philadelphia, Pennsylvania 19148, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy card are being mailed to shareholders on or about April 2, 2003.

This is the Company’s first proxy statement and annual meeting of shareholders since the completion of its acquisition of AT&T Corp.’s broadband business (the “Broadband Acquisition”) on November 18, 2002. Unless noted otherwise, information about the Company in this Proxy Statement for any time prior to the Broadband Acquisition generally refers to the company formerly named Comcast Corporation (renamed Comcast Holdings Corporation in connection with the Broadband Acquisition and referred to in this Proxy Statement as “Old Comcast”). Where appropriate, information about stock and stock-based awards has been adjusted to reflect the acquisition exchange ratio.

Pursuant to the Company’s Amended and Restated Articles of Incorporation (the “Charter”), which was approved by shareholders in connection with the Broadband Acquisition, members of the Board of Directors will not be elected at this meeting. All current directors will hold office until the 2004 annual meeting of shareholders.

The Board of Directors does not intend to bring any matters before the meeting other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the meeting by the enclosed proxy card will be voted “FOR” proposals 1, 2A-E and 3 submitted to shareholders in accordance with the foregoing notice of meeting and as set forth in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering or transmitting a duly executed or authenticated proxy card bearing a later date or by attending the meeting and voting in person.

Voting Electronically and by Telephone

Instead of submitting your vote by mail on the enclosed proxy card, the Company’s By-laws permit you to vote by telephone or via the Internet. Please note that there are separate telephone and Internet voting arrangements depending on whether shares registered in the Company’s stock records are in your name or in the name of a brokerage firm or bank. If you vote by telephone or via the Internet, you do not have to return your proxy card to the Company.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by the shareholder. Shareholders who vote by telephone will be able to utilize a toll-free telephone number, the cost of which is borne by the Company.

For Shares Registered Directly in the Name of the Shareholder

Shareholders with shares registered directly in their name in the Company’s stock records maintained by its transfer agent, EquiServe Trust Company, N.A. (“EquiServe”), may vote their shares in any of the following ways:

•	by telephone by calling (toll-free) 1-877-779-8683,

•	via the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/cmcsa,

•	by mailing their signed proxy card, or

•	by attending the meeting and voting in person.

Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Votes submitted by telephone or via the Internet through EquiServe as described herein must be received by 5:00 p.m. Eastern Time on May 6, 2003.

For Shares Registered in the Name of a Brokerage Firm or Bank

A number of brokerage firms and banks are participating in separate programs that offer telephone and/or Internet voting options. Such programs are different from the programs provided by EquiServe for shares registered directly in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in any such program, you may vote those shares by telephone and/or via the Internet in accordance with instructions set forth on the voting form provided to you by the brokerage firm or bank that holds your shares.

For Shares Held in Company Savings Plans

For employee shareholders participating in the Retirement-Investment Plan or the AT&T Broadband Long Term Savings Plan, your shares will be voted as specified on your proxy card. You will only need to return one proxy card with respect to all the shares you hold. If you hold shares in the Retirement-Investment Plan and you do not return a proxy card, your shares will not be voted. If you hold shares in the AT&T Broadband Long Term Savings Plan and do not return a proxy card, the trustee of the plan will vote those shares in the same proportion as the shares for which instructions were received from all other participants in this plan.

Important Notice

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting, and attendees will be subject to security inspections.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

At the close of business on March 7, 2003, the record date, the Company had outstanding 1,355,552,596 shares of Class A Common Stock, par value $0.01 per share, 9,444,375 shares of Class B Common Stock, par value $0.01 per share, and 883,806,939 shares of Class A Special Common Stock, par value $0.01 per share.

On each matter voted upon at the meeting and any adjournment or postponement thereof, the Class A Common Stock and Class B Common Stock will vote together. As determined as of the record date, each record holder of Class A Common Stock is entitled to 0.2090 vote per share (as determined pursuant to the Charter) and each record holder of Class B Common Stock is entitled to fifteen votes per share. Holders of Class A Special Common Stock will not be entitled to vote at the meeting. References in this Proxy Statement to voting classes of the Company’s Common Stock will not include the Class A Special Common Stock.

The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes that shareholders are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum for the meeting. If the meeting is adjourned for one or more periods aggregating at least fifteen days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice of the meeting.

Approval of proposals 1, 2A-E and 3 submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Mr. Brian L. Roberts, who is the beneficial owner of all of the outstanding Class B Common Stock, has indicated that he will vote all of these shares “FOR” proposals 1, 2A-E and 3 submitted to shareholders in accordance with the foregoing notice of the meeting and as set forth in this Proxy Statement.

Principal Shareholders

The following table sets forth certain information regarding the holdings of each shareholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), of more than 5% of any voting class of the Company’s outstanding Common Stock (Class A and Class B) as of February 28, 2003. So far as is known to the Company, the persons named in the table below as beneficially owning the shares set forth therein have sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Class A Common Stock	Barclays plc 54 Lombard Street London, England EC3P 3AH	72,813,982	(1)	5.4%

	Microsoft Corporation One Microsoft Way Redmond, WA 98053	100,623,717	(2)	7.4%

Class B Common Stock	Brian L. Roberts 1500 Market Street Philadelphia, PA 19102-2148	9,444,375	(3)	100%

(1)	The information contained in this table with respect to Barclays plc (“Barclays”) is based upon a filing dated February 12, 2003 made on Schedule 13G by Barclays setting forth information as of February 10, 2003. Shares listed as beneficially owned by Barclays are owned by the following entities: Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Bank plc, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, and Barclays Private Bank and Trust Limited (Sussie).

(2)	The information contained in this table with respect to Microsoft Corporation (“Microsoft”) is based upon a filing dated November 25, 2002 made on Schedule 13G by Microsoft setting forth information as of November 18, 2002.

(3)	Includes 9,039,663 shares of Class B Common Stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B Common Stock owned by certain family trusts. Pursuant to the Charter, the shares of Class B Common Stock listed in the table as beneficially owned by Mr. Brian L. Roberts represent 33 1/3% of the voting power of the two classes of the Company’s voting common stock combined, which percentage is generally non-dilutable. For information regarding Mr. Brian L. Roberts’ beneficial ownership of Class A Common Stock, see footnote (12) under “Security Ownership of Management”.

Security Ownership of Management

The following table sets forth certain information regarding the Class A Common Stock (voting), the Class B Common Stock (voting) and the Class A Special Common Stock (non-voting) beneficially owned as of February 28, 2003 by each director of the Company, by Mr. Brian L. Roberts, the Company’s Chief Executive Officer (the “Chief Executive Officer” or “CEO”), by each of the Company’s other five most highly compensated executive officers during 2002 and by all the directors and executive officers of the Company as a group. The table also sets forth certain information regarding the shares of common stock (“QVC Common Stock”) of QVC, Inc. (“QVC”), a 57%-owned non-public subsidiary of the Company, beneficially owned as of February 28, 2003 by the persons named in the table and by all the directors and executive officers of the Company as a group. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

	Amount Beneficially Owned							Percent of Class
Name of Beneficial Owner	Class A(1)		Class A Special(2)		Class B		QVC(3)	Class A (1)	Class A Special (2)	Class B		QVC(3)
John R. Alchin	562		1,234,536	(4)	—		1,440	*	*	—		*
S. Decker Anstrom	—		16,000		—		—	*	*	—		—
C. Michael Armstrong	2,450,321		—		—		—	*	*	—		—
Kenneth J. Bacon	7,500		—		—		—	*	*	—		—
Sheldon M. Bonovitz	13,425	(5)	199,258	(6)	—		—	*	*	—		—
			38,967	(7)					*
Julian A. Brodsky	124,467		2,665,393	(8)	—		928	*	*	—		*
			1,920,412	(7)					*
Stephen B. Burke	291	(9)	1,654,393	(10)	—		—	*	*	—		—
Joseph L. Castle, II	375		32,369		—		—	*	*	—		—
J. Michael Cook	4,578	(11)	2,300		—		—	*	*	—		—
Brian L. Roberts	2,269	(12)	10,388,602	(13)	9,444,375	(14)	3,328	*	1.2%	100	%(14)	*
Ralph J. Roberts	—		4,835,192	(15)	—		4,000	*	*	—		*
			4,164,523	(7)					*
Dr. Judith Rodin	—		—		—		—	*	*	—		—
Louis A. Simpson	101,126	(16)	—		—		—	*	*	—		—
Lawrence S. Smith	1,294	(17)	980,086	(18)	—		2,280	*	*	—		*
Michael I. Sovern	4,792		—		—		—	*	*	—		—
All directors and executive officers as a
group (18 persons)	2,711,161		28,681,722		9,444,375	(14)	11,976	*	3.2%	100	%(14)	*
	(5)(9)(11)(12) (16)(17)		(4)(6)(8)(10) (13)(15)(18) (19) (20)

*	Less than one percent of the applicable class.

(1)	With respect to each beneficial owner, the shares issuable upon exercise of options exercisable by such person on or within 60 days of February 28, 2003 are deemed to be outstanding for the purpose of computing the number of shares and percentage of Class A Common Stock owned. Includes the following shares of Class A Common Stock for which the following persons hold options exercisable on or within 60 days of February 28, 2003: Mr. Armstrong, 2,018,066 shares; Mr. Cook, 1,991 shares; Mr. Simpson, 22,023 shares; Mr. Sovern, 1,992 shares; and all directors and executive officers as a group, 2,044,072 shares.

(2)

With respect to each beneficial owner, the shares issuable upon exercise of options exercisable by such person on or within 60 days of February 28, 2003 are deemed to be outstanding for the purpose of computing the number of shares and percentage of Class A Special Common Stock owned. Includes the following shares of Class A Special Common Stock for which the following persons hold options exercisable on or within 60 days of February 28, 2003: Mr. Alchin, 1,111,111 shares; Mr. Anstrom, 14,400 shares; Mr. Bonovitz, 27,000 shares; Mr. Brodsky, 1,500,364 shares; Mr. Burke, 1,620,355 shares; Mr. Castle, 27,000 shares; Mr. Brian L. Roberts, 7,406,621 shares; Mr. Ralph J. Roberts,

2,825,770 shares; Mr. Smith, 861,027 shares; and all directors and executive officers as a group, 15,878,253 shares. Does not include interests owned indirectly in Comcast Interactive Capital, L.P. (“CIC”), a limited partnership that is consolidated in the Company’s financial statements, as follows: Mr. Alchin, .88%; Mr. Burke, .88%; Mr. Brian L. Roberts, 1.18%; Mr. Ralph J. Roberts, 1.18%; Mr. Smith, .94%; and all directors and executive officers as a group, 5.94%. Does not include Mr. Brodsky’s approximately 38% interest in the general partner of CIC, in which the Company owns no interest.

(3)	With respect to each beneficial owner, the shares issuable upon exercise of options exercisable by such person on or within 60 days of February 28, 2003 are deemed to be outstanding for the purpose of computing the number of shares and percentage of QVC Common Stock owned. Includes the following shares of QVC Common Stock for which the following persons hold options exercisable on or within 60 days of February 28, 2003: Mr. Ralph J. Roberts, 4,000 shares; Mr. Smith, 2,280 shares; and all directors and executive officers as a group, 6,280 shares.

(4)	Includes 29 shares of Class A Special Common Stock owned in the Retirement-Investment Plan.

(5)	Includes 6,425 shares of Class A Common Stock owned by his wife, 104 shares held by him as trustee for a testamentary trust, as to all of which shares he disclaims beneficial ownership, and 3,877 shares owned by family partnerships.

(6)	Includes 4,498 shares of Class A Special Common Stock owned by his wife, 40,000 shares held by him as a trustee of grantor retained annuity trusts, 10,476 shares owned by a charitable foundation of which his wife is a trustee, as to all of which shares he disclaims beneficial ownership, and 112,528 shares owned by family partnerships.

(7)	Represents share equivalents which will be paid at a future date in cash or in stock at the individual’s election pursuant to an election made under the 2002 Deferred Stock Option Plan.

(8)	Includes 240,170 shares of Class A Special Common Stock owned in two separate grantor retained annuity trusts, as to all of which shares he disclaims beneficial ownership.

(9)	Represents 291 shares of Class A Common Stock owned in the Retirement-Investment Plan.

(10)	Includes 23,054 shares of Class A Special Common Stock owned in the Retirement-Investment Plan.

(11)	Includes 1,617 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership.

(12)	Includes 913 shares of Class A Common Stock owned in the Retirement-Investment Plan and 1,356 shares owned by his wife, as to which shares he disclaims beneficial ownership. Does not include shares of Class A Common Stock issuable upon conversion of Class B Common Stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B Common Stock that he beneficially owns into Class A Common Stock, Mr. Brian L. Roberts would beneficially own 9,446,644 shares of Class A Common Stock (less than 1% of the Class A Common Stock).

(13)	Includes 41,132 shares of Class A Special Common Stock owned in the Retirement-Investment Plan and 2,712 shares owned by his wife, as to which shares he disclaims beneficial ownership. Also includes 2,728,638 shares owned by a limited liability company of which Mr. Brian L. Roberts is the managing member, and 122,163 shares owned by certain non-grantor family trusts, but does not include shares of Class A Special Common Stock issuable upon conversion of Class B Common Stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B Common Stock that he beneficially owns into Class A Special Common Stock, Mr. Brian L. Roberts would beneficially own 19,832,977 shares of Class A Special Common Stock (approximately 2.2% of the Class A Special Common Stock).

(14)	See note (3) under “Principal Shareholders”.

(15)	Includes 437,226 shares of Class A Special Common Stock owned by family partnerships, the general partners of which are controlled by Mr. Ralph J. Roberts.

(16)	Includes 2,500 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership.

(17)	Represents 1,294 shares of Class A Common Stock owned in an individual retirement account.

(18)	Includes 6,613 shares of Class A Special Common Stock owned in a grantor retained annuity trust, as to which shares he disclaims beneficial ownership.

(19)	Includes 40 shares of Class A Special Common Stock owned by the children of an executive officer, other than those named above, as to which shares beneficial ownership is disclaimed.

(20)	Includes share equivalents which will be paid at a future date in cash or in stock at the individual’s election pursuant to an election made under the 2002 Deferred Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Section 16 obligations arose with respect to ownership of Company common stock on November 18, 2002. Based on the Company’s review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that, except as noted below, all filings required to be made by the reporting persons of the Company for the period November 18, 2002 through December 31, 2002 were made on a timely basis. In connection with the Broadband Acquisition, because certain variables necessary to calculate the conversion of stock-based awards were not finally determined on the date of the transaction, Form 4s were initially timely filed on the basis of estimated data, and then subsequently amended on December 5, 2002. In addition, Mr. Sheldon M. Bonovitz inadvertently failed to report the beneficial ownership of 1,293 shares of Company common stock which he is deemed to beneficially own as a trustee for certain family trusts, which holdings have been subsequently reported on a Form 4.

MEMBERS OF THE BOARD OF DIRECTORS

Members

Pursuant to the Charter, the current term of office of each of the members of the Board of Directors expires at next year’s annual meeting of shareholders and therefore directors will not be elected at this meeting. Pursuant to the agreement governing the Broadband Acquisition, Old Comcast and AT&T Corp. each designated five members of the Board of Directors from their then-existing Boards of Directors and jointly designated two individuals who were independent persons. On January 31, 2003, Mr. George M.C. Fisher tendered his resignation as a member of the Board of Directors. Pursuant to the procedures set forth in the Charter, Mr. Joseph L. Castle, II was appointed to the Board of Directors on February 3, 2003. The following sets forth certain information about each of the members of the Board of Directors.

Ralph J. Roberts, 83, has served as a director and Chairman of the Executive and Finance Committee of the Board of Directors since November 2002. Prior to November 2002, Mr. Roberts served as a director and Chairman of the Board of Directors of Old Comcast for more than five years. He is the father of Mr. Brian L. Roberts.

C. Michael Armstrong, 64, has served as a director and Chairman of the Board of Directors since November 2002. From 1997 until 2002, Mr. Armstrong served as Chairman and Chief Executive

Officer of AT&T Corp. Mr. Armstrong was formerly the Chairman and Chief Executive Officer of Hughes Electronics, a publicly traded tracking stock of General Motors Corporation. Mr. Armstrong is also a director of Citigroup Inc.

Brian L. Roberts, 43, has served as a director and Chief Executive Officer and President of the Company since November 2002. Prior to November 2002, Mr. Roberts served as a director and President of Old Comcast for more than five years. He is a son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of Comcast Holdings Corporation and The Bank of New York Company, Inc.

Julian A. Brodsky, 69, has served as a director and Vice Chairman of the Company since November 2002. Prior to November 2002, he served as a director and Vice Chairman of Old Comcast for more than five years. Mr. Brodsky is also Chairman of Comcast Interactive Capital, L.P., a venture fund that is consolidated in the Company’s financial statements. He is also a director of RBB Fund, Inc. and NDS Group plc.

S. Decker Anstrom, 52, has served as a director of the Company since November 2002. Prior to November 2002, Mr. Anstrom served as a director of Old Comcast since 2001. Mr. Anstrom was President and Chief Executive Officer of The Weather Channel from 1999 to 2001. In 2002, Mr. Anstrom became a director and the President and Chief Operating Officer of Landmark Communications, Inc., a privately-held multimedia company the assets of which include The Weather Channel. Prior to 1999, Mr. Anstrom was President and Chief Executive Officer of the National Cable Television Association (“NCTA”) in Washington, D.C. for five years. He is currently a director of the NCTA and the Cable TV Advertising Bureau.

Kenneth J. Bacon, 48, has served as a director of the Company since November 2002. Mr. Bacon has been Senior Vice President at Fannie Mae since 2000 where he manages all aspects of Fannie Mae’s $109 billion multifamily lending and investment portfolio. Prior to joining Fannie Mae in 1993, he was director of the Office of Securitization of the Resolution Trust Corporation. Mr. Bacon also spent eight years on Wall Street with Kidder Peabody & Co. and Morgan Stanley & Co. as an officer. Mr. Bacon is currently a director of the Fannie Mae Foundation and the National Equity Fund, a member of the Board of Trustees for Stanford University and the National Finance Committee Chairman for Communities in Schools. Mr. Bacon is a member of the Real Estate Roundtable, Executive Leadership Council and the Urban Land Institute.

Sheldon M. Bonovitz, 65, has served as a director of the Company since November 2002. Prior to November 2002, he served as a director of Old Comcast for more than five years. Mr. Bonovitz has been a partner with the law firm of Duane Morris LLP for more than five years and is currently Chairman and Chief Executive Officer of that firm. Mr. Bonovitz is also a director of eResearch Technologies, Inc. and serves on the Board of Trustees of The Curtis Institute of Music and the Philadelphia Museum of Art.

J. Michael Cook, 60, has served as a director of the Company since November 2002. From 2001 until 2002, Mr. Cook served as a director of AT&T Corp. Prior to this, he had served as Chairman and Chief Executive Officer of Deloitte & Touche LLP for more than five years. He was also Chairman of the Deloitte & Touche Foundation and a member of the Board of Deloitte Touche Tohmatsu. Mr. Cook is a director of International Flavors & Fragrances, Inc., Rockwell Automation International, The Dow Chemical Company and HCA. Mr. Cook is also a Trustee of the Fidelity Group of Mutual Funds, Member of the Advisory Board of the Securities Regulation Institute, Chairman Emeritus of the Board of Catalyst, Chairman of the Accountability Advisory Panel to the Comptroller General of the United States and Member of the Advisory Board of the Graduate School of the University of Florida.

Joseph L. Castle, II, 70, has served as a director of the Company since February 2003. Mr. Castle had been a director of Old Comcast for more than five years until November 2002. Mr. Castle has been a financial consultant for more than five years and is the Chairman and Chief Executive Officer and a director of Castle Energy Corporation, an independent oil and gas exploration and production company. Mr. Castle is also a director of Charming Shoppes, Inc. and Delta Petroleum Corporation. Since 2001, Mr. Castle has served as the Chairman of the Board of Trustees of the Diet Drug Products Liability (“Fen-Phen”) Settlement Trust.

Dr. Judith Rodin, 58, has served as a director of the Company since November 2002. Dr. Rodin has been President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the University of Pennsylvania, for more than five years. She was Provost of Yale University from 1992 to 1994 and held various professional and other positions at Yale University from 1972 to 1994, including Dean of the Graduate School of Arts and Sciences and Chair of the Department of Psychology. She is currently a director of Electronic Data Systems Corp., AMR Corporation, AETNA, Inc. and also serves as a Trustee of forty-three of the mutual funds managed by The BlackRock Funds.

Louis A. Simpson, 66, has served as a director of the Company since November 2002. From 2000 until 2002, Mr. Simpson served as a director of AT&T Corp. Mr. Simpson has been President and Chief Executive Officer Capital Operations of GEICO Corporation, a national property and casualty insurance company, for more than five years and was its former Vice Chairman of the Board and Senior Vice President and Chief Investment Officer for more than five years. Prior to joining GEICO Corporation, Mr. Simpson was President and Chief Executive Officer of Western Asset Management, a subsidiary of Western Bancorporation, a partner at Stein Roe and Farnham, and an instructor of economics at Princeton University. Mr. Simpson is a director of Western Asset Funds, Inc., Pacific American Income Shares Inc. and ResMed Inc. Mr. Simpson is also a Trustee of Western Asset Premier Bond Fund, the Cate School, the University of California San Diego Foundation, the Urban Institute and the Woodrow Wilson National Fellowship Foundation. He is also Chair of the Scripps Institution of Oceanography Council.

Michael I. Sovern, 71, has served as a director of the Company since November 2002. Prior to November 2002, he served as a director of AT&T Corp. for more than five years. Mr. Sovern is Chairman of Sotheby’s Holdings, Inc. He is President Emeritus and Chancellor Kent Professor of Law at Columbia University where he served as President for more than five years. He is President and director of Shubert Foundation and director of Shubert Organization. He is currently a director of Sequa Corp. and Sotheby’s Holdings, Inc. Mr. Sovern is also Chairman of the Japan Society and Chairman of the American Academy in Rome.

Committees and Meetings of the Board of Directors

The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Compensation Committee and a Governance and Directors Nominating Committee. Since the committees were not established until completion of the Broadband Acquisition on November 18, 2002, only the Audit Committee held a meeting in 2002. The Board of Directors of Old Comcast had an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, which performed substantially the same functions as the corresponding committees of the Company. The number of committee meetings (if any) held by Old Comcast in 2002 during the period prior to the Broadband Acquisition is described below.

Messrs. Ralph J. Roberts (Chair), Armstrong, Bonovitz, and Simpson serve as members of the Executive and Finance Committee. The Executive and Finance Committee acts for the directors in the intervals between meetings of the Board of Directors with respect to such matters as may be delegated by the Board of Directors. The Executive Committee of Old Comcast did not hold any meetings in 2002.

Messrs. Cook (Chair), Anstrom, Bacon, Castle, Sovern, and Dr. Rodin serve as members of the Audit Committee. The Audit Committee held one meeting in 2002. The Audit Committee meets with the Company’s independent auditors, counsel, internal audit department and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy, as more fully described in the Report of the Audit Committee presented under Proposal One below. The Audit Committee of Old Comcast held 11 meetings in 2002.

Messrs. Anstrom (Chair), Castle, Sovern, and Dr. Rodin serve as members of the Compensation Committee. The Compensation Committee’s functions include responsibility for the Company’s stock option, restricted stock and bonus plans, establishing performance-based criteria and goals for compensation to senior executive officers and approving certain agreements with the Company’s executive officers. The Compensation Committee of Old Comcast held 5 meetings in 2002.

Messrs. Brian L. Roberts (Chair), Anstrom, Cook, and Simpson serve as members of the Governance and Directors Nominating Committee. The Governance and Directors Nominating Committee reviews the composition of the Board of Directors and is responsible for recommending nominees to serve on the Board of Directors. In carrying out its responsibilities, the Governance and Directors Nominating Committee will consider candidates recommended by other directors, employees and shareholders. Written suggestions for candidates to serve as directors if nominated and elected should be sent to the CEO and President of the Company at Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. The Company’s By-laws require that written notice of the intent to make a nomination at a meeting of shareholders must be received by the CEO and President of the Company (a) with respect to an election to be held at an annual meeting that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 90 days nor more than 120 days prior to such anniversary date, and (b) with respect to an election to be held at an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or to a special meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice must contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of the Company’s stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the written consent of each nominee to serve as a director of the Company if so elected. The Nominating Committee of Old Comcast did not hold any meetings in 2002.

The Board of Directors held one meeting in 2002 at which all members were present. The Board of Directors of Old Comcast held 9 meetings in 2002. One member of the Board of Directors of Old Comcast, Felix G. Rohatyn, attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by the committee of the Board of Directors on which he served.

Compensation of Directors

Standard Arrangements.    Each member of the Board of Directors who is not an employee of the Company (a “non-employee director”) receives an annual fee of $50,000, $2,000 for each meeting of the

Board of Directors attended, and $2,500 for each meeting of the Audit Committee or Compensation Committee of the Board of Directors attended or $1,000 for each meeting of any other committee of the Board of Directors attended. A non-employee director may elect to receive up to half of the annual fee in shares of Class A Common Stock. In addition, non-employee directors who serve as the chair of the Audit Committee or the Compensation Committee of the Board of Directors receive an annual fee of $20,000 or $10,000, respectively, and non-employee directors who serve as the chair of any other committee of the Board of Directors receive an annual fee of $5,000. Other non-employee members of the Audit Committee of the Board of Directors receive an annual fee of $10,000, other non-employee members of the Compensation Committee of the Board of Directors receive an annual fee of $5,000, and other non-employee members of other committees of the Board of Directors receive an annual fee of $2,500. Each director is also reimbursed for incidental travel expenses for meetings attended.

Under the 2002 Non-Employee Director Compensation Plan, each non-employee director who is in service on November 20 of any calendar year is granted annually an option to purchase 7,500 shares of Class A Common Stock. Each such option becomes exercisable six months after the date of grant and is generally exercisable for ten years from the date of grant.

Directors who are officers of or employed by the Company are not additionally compensated for their Board and committee activities.

Agreement with Mr. C. Michael Armstrong, Chairman of the Board of Directors

In connection with the Broadband Acquisition, the Company entered into an Employment Agreement (the “Agreement”) dated November 18, 2002 with C. Michael Armstrong, Chairman of the Company’s Board of Directors. The Agreement supercedes the employment agreement between Mr. Armstrong and AT&T Corp. (“AT&T”) which the Company would have otherwise been obligated to assume under the terms of the Broadband Acquisition. The following is a description of the material terms of the Agreement.

Term.    The term of the Agreement is from November 18, 2002 to the date of the regularly scheduled 2005 annual meeting of the shareholders of the Company.

Position and Duties.    The Agreement provides that Mr. Armstrong will be Chairman of the Board of Directors. Under the Agreement, Mr. Armstrong may elect to become Non-Executive Chairman of the Board of Directors at any time prior to the 2003 annual meeting of shareholders of the Company. Mr. Armstrong has notified the Company that as of May 7, 2003, the date of the 2003 annual meeting of shareholders of the Company, he will exercise this election and become Non-Executive Chairman of the Board of Directors.

Base Salary.    The Agreement provides that Mr. Armstrong will receive an annual base salary of $1.8 million.

Bonus; Stock Awards.    The Company assumed certain obligations with respect to Mr. Armstrong as a result of the Broadband Acquisition, including payment of his annual bonus attributable to periods of service with AT&T. Pursuant to the Agreement, Mr. Armstrong received an annual bonus of $3,510,000 with respect to 2002. Commencing in 2003, he is eligible to receive an annual performance bonus of no less than 150% of his base salary for the applicable year, subject to his meeting the performance goals established for the applicable year.

Under the terms of the Agreement, on November 20, 2002, Mr. Armstrong was granted an option to purchase 2,400,000 shares of Class A Common Stock. With respect to stock-based awards held by Mr. Armstrong prior to his becoming employed by the Company, certain of these awards vested and were paid out as a result of the Broadband Acquisition. Awards which did not vest and which were converted into Company equity securities include performance shares granted in 2002, which will vest and be paid out in January 2005 as if all applicable performance targets associated with such award were met; restricted stock units granted by General Motors Corporation in 1997, which will vest and be paid out on the date that Mr. Armstrong becomes Non-Executive Chairman; and stock options granted on or after December 19, 2001, which will remain subject to their original vesting terms. With respect to the 1997 restricted stock unit award, the Company will be obligated to pay Mr. Armstrong the difference, if any, between the value of the award on the day he becomes Non-Executive Chairman and $10 million.

Termination.    The Agreement provides for certain entitlements in the event of Mr. Armstrong’s termination from the Company under specified circumstances. Pursuant to the Agreement, in the event of his death or disability, his beneficiaries or estate will be entitled to his base salary through the end of the month of his death or disability, his annual incentive award for the year of death or disability (using the target bonus opportunity set for such year), and a lump sum payout for his then outstanding performance shares (which will be paid out as if all applicable performance targets associated with such award were met), restricted stock units and other equity-based awards. All outstanding unvested options will vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant, and restrictions on restricted stock will lapse. In addition, if Mr. Armstrong’s employment is terminated as a result of disability, he will be entitled to receive disability benefits in accordance with the Company’s long-term disability program then in effect for senior executives.

In the event of a termination by the Company without cause or a constructive termination without cause, Mr. Armstrong will be provided with the following: base salary through the date of termination, a prorated annual incentive award for the year of termination (using the target bonus opportunity set for such year), and lump sum payout of all outstanding restricted stock units, performance shares (which will be paid out as if all applicable performance targets associated with such award were met) and other equity-based awards. If termination occurs prior to November 18, 2004, Mr. Armstrong will also be entitled to receive a lump sum cash amount equal to the greater of (1) three times the sum of his base salary, the annual incentive award established by AT&T for 2002 and the performance share target set by AT&T for 2002 and (2) four times the sum of his base salary and target bonus for the year in which termination occurs. If termination occurs after November 18, 2004, he will be entitled to the payments listed in (2) above. In addition, in each case, all outstanding unvested stock options will vest and, together with already vested options, will be exercisable for the remainder of the original term of each grant, and restrictions on restricted stock will lapse.

In the event of any termination described above, Mr. Armstrong or his estate will also be entitled to the unpaid balance of any incentive awards for completed performance periods, any expense reimbursements due to him and other benefits in accordance with applicable plans and programs. If Mr. Armstrong’s employment is terminated on or prior to November 18, 2004, he will also be provided with financial counseling services for a two-year period following termination. In the event that any payments due to Mr. Armstrong under the Agreement are determined to constitute a payment under Section 280G of the Internal Revenue Code and such payment is subject to excise tax under Section 4999 of the Internal Revenue Code, the Company will provide Mr. Armstrong with a tax gross-up payment to negate the excise tax.

If Mr. Armstrong retires from his position as Non-Executive Chairman between January 1, 2004 and the 2004 annual meeting of shareholders, he will retain all his restricted stock, restricted stock units, long-term incentives and outstanding stock options and the Company will offer to enter into a consulting agreement with him for a period ending on the one year anniversary of the 2005 annual meeting of shareholders of the Company.

Noncompetition and Confidentiality.    Under the Agreement, Mr. Armstrong has agreed not to compete with the Company during his employment and for two years after termination of his employment. The Agreement also requires him to maintain the confidentiality of certain information of the Company at all times during his employment and after termination of his employment.

Change in Control.    If Mr. Armstrong’s employment is terminated following a Change in Control (as defined in the Agreement), the noncompetition provisions described above will terminate. In addition, all outstanding equity-based awards will vest and become exercisable and be paid out, as applicable.

Certain Related Party Transactions

Mr. Bonovitz, a director of the Company, is Chairman and Chief Executive Officer of the law firm Duane Morris LLP, which provided services to Old Comcast and the Company during fiscal year 2002. Except for the completion of work in progress, the Company does not expect to retain Duane Morris LLP during fiscal year 2003.

Mr. Anstrom, a director of the Company, is the President and Chief Operating Officer of Landmark Communications, Inc., the parent company of The Weather Channel. In 2002, Old Comcast and the Company paid $10,623,089 in programming fees for carriage of The Weather Channel and Weatherscan Local.

PROPOSAL ONE

TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, has appointed the firm of Deloitte & Touche LLP, which served as the Company’s independent auditors for the last fiscal year, to serve as the Company’s independent auditors with respect to the consolidated financial statements of the Company for 2003. The Board of Directors has determined to request the shareholders to ratify such appointment, although shareholder ratification is not required. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

The following table sets forth the fees incurred by the Company for the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2002 and 2001.

	2002	2001
	(in millions)
Audit Fees	$4.5	$2.4
Audit Related Fees	.3	.2
Tax Fees	1.2	.8
Other Fees	—	.2

	$6.0	$3.6

Audit Fees consist of services rendered to the Company and its subsidiaries for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements,

consents, assistance with, and review of, documents filed with the Securities and Exchange Commission, comfort letters and statutory audits.

Audit Related Fees consist of due diligence and related services on acquisitions, employee benefit plan audits and accounting consultations.

Tax Fees consist of domestic and foreign tax compliance, tax consultation, tax examination assistance, expatriate administration and tax preparation.

Other Fees in 2001 consist of information technology consulting, none of which are related to design or implementation of financial information systems.

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed entirely of independent directors as defined in the listing standards of the National Association of Securities Dealers, Inc. The key responsibilities of the Audit Committee are set forth in its Charter, which was adopted by the Audit Committee and approved by the Board of Directors.

The Audit Committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. The Company’s management is responsible for preparing the Company’s consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the Audit Committee is to monitor these processes.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has also considered whether the independent auditors’ provision of non-audit related services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee has recommended and the Board of Directors has approved, subject to shareholder ratification, the selection of the Company’s independent auditors.

Members of the Audit Committee

J. Michael Cook (Chair)

S. Decker Anstrom

Kenneth J. Bacon

Joseph L. Castle, II

Dr. Judith Rodin

Michael I. Sovern

PROPOSAL TWO

(A)  TO APPROVE THE 2003 STOCK OPTION PLAN

On February 26, 2003, the Board of Directors adopted the 2003 Stock Option Plan (the “2003 Stock Option Plan” or the “Plan”). Under the Company’s 2002 Stock Option Plan there remain available, as of February 28, 2003, approximately 4,250,000 shares of Class A Common Stock (“Shares”) for the grant of options. Based on the Company’s customary option granting practices, this number will be insufficient to provide for grants expected to be made over the next two to four years. The Company has adopted the Plan to provide for the anticipated needed number of shares in addition to those remaining available under the 2002 Stock Option Plan.

The Company is seeking shareholder approval of the Plan. Under current Nasdaq rules, shareholder approval is required to grant options under the Plan to the Company’s executive officers and non-employee directors; under current federal income tax law, shareholder approval is required for the Company to grant incentive stock options under the Plan. If the Plan is not approved by the shareholders, it will remain in effect as a broad-based plan under which the Company will be permitted to grant non-qualified stock options to employees other than executive officers. (See “Types of Awards” below for a description of the terms “incentive” options and “non-qualified” options.)

Description of the 2003 Stock Option Plan

The following is a summary of the material features of the 2003 Stock Option Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2003 Stock Option Plan, which is filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2002 and is available through the Company’s website.

Types of Awards.    The 2003 Stock Option Plan provides for the grant of options to purchase Shares. Subject to shareholder approval, options granted may be incentive stock options as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (“ISOs”). Options which do not qualify as ISOs and are referred to as non-qualified stock options (together with ISOs, “Options”) may also be granted under the Plan. If shareholders do not approve the Plan at this annual meeting, Options granted before the date of the annual meeting which were designated as ISOs (if any) will be treated as non-qualified Options. The Plan also provides for the grant of tandem cash rights, which are rights to receive an amount in cash equal to the difference between the fair market value of a Share on the day the related Option is exercised and the exercise price of such Option. Individuals who receive Options are referred to as “Optionees”.

Eligibility.    Employees of the Company and its subsidiaries are eligible to receive awards under the Plan. Officers and non-employee directors of the Company will be eligible to receive awards under the Plan, subject to shareholder approval. ISOs, the grant of which is subject to shareholder approval, may only be granted to employees of the Company and its subsidiaries. As of February 26, 2003, the date the Plan was adopted, approximately 6,400 employees, including the Company’s executive officers, were eligible to participate in the 2003 Stock Option Plan. As of February 26, 2003, options under the Plan had only been granted to non-executive officer employees.

The maximum number of Shares for which Options may be granted to any single individual in any calendar year is 10 million shares, subject to adjustment in the event of certain corporate events.

Shares Subject to the Plan.    The aggregate number of Shares that may be issued under the 2003 Stock Option Plan is 70 million Shares, subject to adjustment in the event of certain corporate events. Shares deliverable under the Plan may consist of either treasury Shares or Shares originally issued for such purpose. If an Option granted under the 2003 Stock Option Plan expires or terminates without having been exercised in full, the Shares subject to such Option will be available again for grant under the Plan. As of March 7, 2003, the fair market value of a share of Class A Common Stock was $28.14.

Term of the Plan.    The 2003 Stock Option Plan will terminate no later than February 25, 2013.

Administration.    The 2003 Stock Option Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) or any other committee or subcommittee designated by the Board, provided such committee or subcommittee is composed of two or more non-employee members of the Board, each of whom is an “outside director” within the meaning of the Code. Currently, the Committee administers the 2003 Stock Option Plan. The Committee may delegate to an officer of the Company or a committee of two or more officers of the Company its discretion under the Plan to make grants of Options to purchase a number of Shares not to exceed 50,000 to any eligible employee who, at the time of grant, has a base salary of less than $250,000.

The Committee has the authority to interpret the terms of the Plan and make and amend rules relating to the Plan. It also has the authority to select individuals to whom awards will be granted, to determine the terms and conditions of awards (other than the terms and conditions of Options granted to non-employee directors, which terms will be determined by the Board) and to determine the number of Shares issuable upon exercise of each Option. Under certain circumstances, the Committee may have the power to accelerate the exercise date of outstanding Options.

Adjustments.    In the event that Shares are exchanged for a different number or kind of shares of the Company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board will make such adjustments as it deems appropriate. The Board’s determination will be binding for all purposes of the Plan.

Terms of Options

Exercise Price.    The exercise price for each Option will be determined by the Committee, but will not be less than 100% of the fair market value of a Share on the date of grant for any ISO. If an ISO is granted to a ten percent shareholder of the Company (as defined in the Plan), the exercise price will be at least 110% of the fair market value of a Share on the date of grant.

Method of Exercise.    Options will be exercisable in such manner as determined by the Committee. Payment of the exercise price for an Option may be made in cash, by certified check, or at the election of the Optionee and upon Committee approval, by delivering or attesting to Shares which meet the conditions specified in the Plan. In addition, under rules promulgated by the Company, Optionees may be allowed to defer the receipt of Shares upon exercise of an Option.

Limits on Exercisability.    No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a ten percent shareholder of the Company). Options will be exercisable at such times as determined by the Committee, but generally an Option will expire on the first to occur of: (i) 90 days after the date of a termination of employment for any reason other than disability, death or “Cause” (as defined in the Plan); provided that the Committee may specify in the document governing the option that an Option may be exercisable during a longer period after the Optionee ceases to be an employee, but in no event later than the expiration of the Option term specified in such document; (ii) one year after the date of termination of employment due to death or disability; or (iii) termination of employment for “Cause”. In the event of such a termination for “Cause”, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee, will forfeit all Shares resulting from the exercise of an Option for which the Company has not yet delivered stock certificates, upon refund by the Company of the exercise price of the Option.

Options that are granted to certain employees of the Company, including the executive officers named under the heading “Executive Compensation,” provide that in the event of death or disability (as defined in the 2003 Stock Option Plan) the Options will vest fully and remain exercisable for the remaining term.

Cash Rights.    The 2003 Stock Option Plan provides that the Committee may, in its sole discretion, give an Optionee the right to receive the value of any non-qualified Option in cash upon exercise of the Option rather than to pay the exercise price of the Option and receive Shares. Such rights are subject to the same vesting, expiration and transferability terms as the Options to which they are attached. Cash rights may only be granted in connection with Options and may not be exercised separately. Officers are not eligible to receive cash rights under the Plan.

Transferability.    In general, Options are not transferable by the Optionee except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, Options may be exercised only by the Optionee. However, the 2003 Stock Option Plan provides that the Committee may, in its discretion, provide that Options may be transferred to members of the Optionee’s immediate family, or certain family trusts or partnerships, provided that such transfer is without consideration.

Withholding.    Unless otherwise determined by the Committee, generally any tax liabilities incurred in connection with the exercise of a non-qualified stock option will be satisfied by the Company’s withholding a portion of the Shares underlying the Option that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law. Subject to certain conditions specified in the Plan, an Optionee may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash. Tax liabilities incurred in connection with the exercise of an ISO will be satisfied by the Optionee’s payment to the Company of an amount in cash equal to all taxes required to be withheld, unless otherwise determined by the Committee.

Terminating Events.    In the event of the liquidation of the Company or a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this person has the ability to direct the management of the Company, as determined by the Board in its sole discretion, the Committee may provide that the Option will become exercisable in full or the Company may provide that an Optionee must exercise any then exercisable Options or forfeit such Options.

Amendment or Termination.    The Board or the Committee may amend the 2003 Stock Option Plan from time to time in such manner as it may deem advisable. However, amendments to change the class of individuals eligible to receive ISOs, extend the expiration date of the 2003 Stock Option Plan, decrease the minimum exercise price of an ISO or increase the maximum number of Shares for which Options may be granted (other than as a result of adjustments due to certain corporate events) are not effective unless shareholder approval is obtained within twelve months before or after such action. The

Board or Committee may not reduce the exercise price of an outstanding Option without shareholder approval, except as described above under “Adjustments”.

New Plan Benefits.    Future grants of Options, if any, that will be made to eligible participants are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table reflects the number of Options which have been granted under the Plan as of February 26, 2003, the effective date of the Plan.

2003 Stock Option Plan

Name and Position(1)	Number of Options
Brian L. Roberts	0
CEO and President
Ralph J. Roberts	0
Chairman of the Executive and Finance Committee of the Board of Directors
Stephen B. Burke	0
Executive Vice President; President, Cable Division
Lawrence S. Smith	0
Co-Chief Financial Officer; Executive Vice President
John R. Alchin	0
Co-Chief Financial Officer; Executive Vice President and Treasurer
Julian A. Brodsky	0
Vice Chairman
All executive officers as a group	0
All non-employee directors as a group	0
Company employees other than executive officers, as a group	9,198,278

(1)	Executive officers of the Company received grants in 2003 under the 2002 Stock Option Plan.

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of Options granted under the 2003 Stock Option Plan.

Incentive Stock Options.    Neither the grant nor the exercise of an ISO will be a taxable event, except that the alternative minimum tax may apply at the time of exercise.

The Optionee will recognize long-term capital gain or loss on a disposition of Shares acquired upon exercise of an ISO provided the Optionee does not dispose of such Shares within two years from the date the ISO was granted and within one year after the Shares were transferred to the Optionee. For purposes of determining such gain or loss, the Optionee’s basis in such Shares will, in general, be the exercise price of such Option. If the Optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO.

If the Optionee disposes of the Shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the Shares on the date of exercise and exercise price of such Option, and the Company will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the recipient held the Shares.

Non-qualified Options.    The grant of a non-qualified option will not be a taxable event. The Optionee generally will recognize ordinary income upon exercise of the non-qualified Option, in an amount equal to the excess of the fair market value of the Shares received at the time of exercise (including option Shares withheld by the Company to satisfy tax withholding obligations) over the exercise price of the non-qualified Option, and the Company will be allowed a deduction in this amount.

Upon disposition of the Shares received upon exercise, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such Shares. The amount of long-term or short-term capital gain or loss recognized by the Optionee upon disposition of the Shares will be an amount equal to the difference between the amount realized on the disposition and the Optionee’s basis in the Shares (which basis is ordinarily the fair market value of the Shares on the date the Option was exercised).

Special tax rules may apply if an Optionee uses previously owned Shares to pay the exercise price of an Option or defers receipt of Shares upon exercise of an Option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2003 STOCK OPTION PLAN.

PROPOSAL TWO

(B)  TO APPROVE THE AMENDED AND RESTATED 2002 RESTRICTED STOCK PLAN

On October 29, 2002, the Board of Directors of Old Comcast amended and restated the 1990 Restricted Stock Plan, which was approved by shareholders on June 26, 1991, and adopted the amended and restated plan as the 2002 Restricted Stock Plan. The adoption of the 2002 Restricted Stock Plan was ratified by the Board of Directors on November 20, 2002. On March 3, 2003, the Compensation Committee of the Board of Directors approved an amendment to the 2002 Restricted Stock Plan to increase the number of shares available for issuance under this plan from 9,750,000 shares to 10,750,000 shares (the plan, as so further amended, the “2002 Restricted Stock Plan” or the “Plan”). The Board of Directors has decided to present the Plan for shareholder approval. If the 2002 Restricted Stock Plan is not approved, the Company will not be able to make the proposed additional 1,000,000 shares available for issuance under the Plan, but the Plan will otherwise remain in effect.

Description of the 2002 Restricted Stock Plan

The following is a summary of the material features of the 2002 Restricted Stock Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2002 Restricted Stock Plan, which is filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2002 and is available through the Company’s website.

Types of Awards.    The 2002 Restricted Stock Plan provides for the grant of awards of restricted stock to management employees of the Company and its subsidiaries. Awards of restricted stock are rights to receive Company common stock which are subject to restrictions and a substantial risk of forfeiture (the “Awards”).

Eligibility.    Management employees (the “Eligible Employees”) of the Company and its subsidiaries are the only employees eligible to participate in the 2002 Restricted Stock Plan. As of December 31, 2002, the number of persons who were Eligible Employees was approximately 200.

Shares Subject to the Plan.    The aggregate maximum number of shares that may be issued pursuant to Awards under the 2002 Restricted Stock Plan is 10,750,000 shares of the Company’s Class

A Common Stock, or, with respect to Awards granted before consummation of the Broadband Acquisition as to which restrictions upon shares have not lapsed, Class A Special Common Stock (the “Shares”). As of December 31, 2002, of this aggregate amount, 5,948,082 Shares had been issued or are subject to outstanding Awards. The Shares issued under the 2002 Restricted Stock Plan may be either treasury Shares or Shares originally issued for such purpose. Rights to receive Shares forfeited pursuant to the terms of an Award will be available again for grant under the Plan. As of March 7, 2003, the fair market value of a share of Class A Common Stock and Class A Special Common Stock was $28.14 and $27.11, respectively.

Term of the Plan.    No Awards may be granted under the Plan after February 26, 2013.

Administration.    The 2002 Restricted Stock Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee has authority to determine who is an Eligible Employee, to select employees to whom Awards will be granted, to interpret the Plan and to prescribe and amend rules and regulations relating to the Plan. The Committee may delegate to an officer of the Company or a committee of two or more officers of the Company its discretion under the Plan to make grants of Awards to any Eligible Employee who, at the time of grant, has a base salary of less than $250,000.

Terms of Awards.    The Committee will determine the terms and conditions of each Award, including the period, which generally will extend for at least six months from the date of grant, during which the recipient of an Award (the “Grantee”) can not sell, transfer, pledge or assign Awards (the “Restrictions”) under the Plan. The Committee will determine the rights which Grantees have with respect to Awards. When all Restrictions applicable to the Awards lapse, the Company will deliver to the Grantee a certificate for the number of Shares without any legend or restrictions (except as necessary to comply with applicable federal securities laws).

Termination of Employment.    Upon termination of employment, all Awards which are then still subject to Restrictions will be forfeited by the Grantee. With respect to any Award, the Committee may, in its sole discretion, waive Restrictions in whole or in part.

Deferral.    Each Grantee has the right to defer the receipt, subject to re-deferral, of any or all of the Shares upon the lapse of Restrictions under the terms and conditions prescribed by the Committee and the 2002 Restricted Stock Plan.

Withholding.    Unless otherwise determined by the Committee, tax liabilities incurred in connection with the grant of an Award or the lapse of Restrictions will be satisfied by the Company’s withholding a portion of the Shares subject to the Award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law. Subject to certain conditions specified in the Plan, a Grantee may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

Adjustments.    The aggregate number of Shares under the Plan, the class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions. The Committee’s determination with respect to adjustment is final and conclusive.

Terminating Events.    In the event of the liquidation of the Company or a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this person has the ability to direct the management of the Company, as determined by the Board of Directors in its sole discretion, the Committee may provide that upon consummation of such an event, any Restrictions will lapse in full or in part or that all restricted stock which has been previously deferred be transferred to the Grantee.

Amendment or Termination.    The 2002 Restricted Stock Plan may be amended by the Board of Directors or the Committee and may be terminated by the Board of Directors at any time. No Award will be affected by any such amendment or termination without the written consent of the Grantee.

New Plan Benefits.    Future grants of Awards, if any, that will be made to Eligible Employees are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table reflects the number of Shares subject to Awards which were granted in 2002.

2002 Restricted Stock Plan

Name and Position	Number of Shares
Brian L. Roberts CEO and President	0
Ralph J. Roberts Chairman of the Executive and Finance Committee of the Board of Directors	0
Stephen B. Burke Executive Vice President; President, Cable Division	0
Lawrence S. Smith Co-Chief Financial Officer; Executive Vice President	0
John R. Alchin Co-Chief Financial Officer; Executive Vice President and Treasurer	0
Julian A. Brodsky Vice Chairman	0
All executive officers as a group	0
All non-employee directors as a group	0
Company employees other than executive officers, as a group	60,560

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of an Award made under the 2002 Restricted Stock Plan.

Generally, the grant of an Award is not a taxable event. The Grantee will recognize ordinary compensation income in each year in which Restrictions lapse, equal to the fair market value of the Shares as to which Restrictions lapse. The fair market value of the Shares at the time Restrictions lapse generally will be equal to their then current market price. A Grantee’s basis for determining gain or loss on a subsequent disposition of such Shares will be the amount which the Grantee must include in income when the Restrictions lapse. Any gain or loss recognized on a disposition of the Shares generally will be short-term or long-term capital gain or loss depending on the length of time the Grantee holds the Shares.

A Grantee who makes a proper election to defer the receipt of Shares will not recognize income with respect to the Shares until the end of the deferral period. At the end of the deferral period, the Grantee will recognize ordinary compensation income equal to the fair market value of the Shares at that time.

Section 83(b) Election.    If a Grantee properly makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee will recognize ordinary compensation income equal to the fair market value of the Shares at the time of the Award, without taking into account the effect of the Restrictions. The Grantee’s basis for determining gain or loss on a subsequent disposition of Shares will be the amount which the Grantee so included in income. Any gain or loss recognized by the Grantee on a disposition of Shares which were subject to the Section 83(b) election will be short-

term or long-term capital gain or loss, depending on the length of time since the date of the Award. If, however, the Grantee forfeits an Award upon a termination of employment prior to the time the Restrictions lapse, the Grantee will generally not be entitled to deduct any loss upon such forfeiture even though the Grantee may have been required to include an amount in income by virtue of a Section 83(b) election.

At the time income is recognized by the Grantee, the Company will be entitled to a corresponding deduction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2002 RESTRICTED STOCK PLAN.

PROPOSAL TWO

(C)  TO APPROVE THE AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

On October 29, 2002, the Board of Directors of Old Comcast amended and restated the 2001 Employee Stock Purchase Plan, which was approved by shareholders on June 6, 2001, and adopted the amended and restated plan as the 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan” or the “Plan”). The adoption of the Plan was ratified by the Board of Directors on November 20, 2002. The Stock Purchase Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

As part of the amendment and restatement of the Plan, the Plan was amended to permit employees of the Company and its subsidiaries, including the former AT&T Broadband Corp. and its subsidiaries, to participate in the Plan. The Company is seeking shareholder approval of this amendment. If the proposed amendment is not approved, the Company will not be able to extend the benefits of participation in the Plan to employees of the former AT&T Broadband Corp. and its subsidiaries, but the Plan will otherwise remain in effect.

Description of the Stock Purchase Plan

The following is a summary of the material features of the Stock Purchase Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Stock Purchase Plan, which is filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2002 and is available through the Company’s website.

Eligibility.    A full-time employee of the Company or a participating subsidiary is eligible to participate in the Stock Purchase Plan if he or she has been continuously employed for at least 90 days as of the first day of an offering period. A part-time employee is eligible to participate in the Stock Purchase Plan if he or she has been continuously employed for at least one year as of the first day of an offering period. Any eligible employee who, after purchasing shares under the Stock Purchase Plan, would own 5 percent or more of the Company’s stock is not eligible to purchase additional shares under the Stock Purchase Plan. As of December 31, 2002, approximately 60,600 employees, including the Company’s executive officers other than the CEO and Mr. Ralph J. Roberts, were eligible to participate in the Stock Purchase Plan.

Shares Subject to the Plan.    In the aggregate 4,250,000 shares of Class A Common Stock and, with respect to the offering period beginning on October 1, 2002, Class A Special Common Stock (the “Shares”) are available for purchase under the Stock Purchase Plan, subject to adjustment in the event of certain corporate events. Shares deliverable under the Plan may consist of either treasury Shares or Shares originally issued for such purpose. As of March 7, 2003, the fair market value of a share of Class A Common Stock and Class A Special Common Stock was $28.14 and $27.11, respectively.

Administration.    The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Board of Directors and the Committee have authority to interpret the Stock Purchase Plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the Stock Purchase Plan.

Adjustments.    In the event that Shares are exchanged for a different number or kind of shares of the Company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board of Directors or the Committee will make such adjustments as it deems appropriate. The Board or the Committee’s determination will be binding for all purposes of the Plan.

Participation in the Plan.    The Stock Purchase Plan enables eligible employees to purchase Shares during certain offering periods, which generally encompass a calendar quarter. To become a participant (a “Participant”) in the Stock Purchase Plan, an eligible employee must file an election form with the Committee in accordance with the terms and conditions set forth in the Plan. On his or her election form, the Participant will designate the percentage of eligible compensation (which can be no more than 10% with respect to each offering period) he or she would like to have credited to his or her account under the Plan. No participant can have more than $10,000 in each calendar year deducted from his or her compensation. At the end of each offering period, amounts credited to this account will be used to purchase whole Shares. Shares so purchased will be credited to a brokerage account established by the Company. The purchase price per Share will be 85% of the lesser of the fair market value per Share on the first day of the offering period or of the fair market value per Share on the last day of the offering period.

During an offering period, payroll deductions may not be changed. A Participant may discontinue his or her participation in the Stock Purchase Plan by providing a termination form at any time before the end of an offering period. All amounts then credited to such Participant’s account shall be paid as soon as practicable following receipt of the Participant’s termination form, and no further payroll deductions will be made with respect to the Participant. Upon termination of employment, all amounts credited to a Participant’s account will be delivered to the Participant or his or her successor in interest (in the case of death). No interest will be paid with respect to payroll deductions made or amounts credited to any account under the Stock Purchase Plan.

Transferability.    An employee’s rights under the Stock Purchase Plan may not be transferred or assigned to any other person during the employee’s lifetime. After Shares have been issued under the Stock Purchase Plan and credited to an employee’s brokerage account under the Stock Purchase Plan, such Shares may be assigned or transferred in the same manner as any other Shares.

Amendment or Termination.    The Board of Directors or the Committee has the right to amend, modify or terminate the Stock Purchase Plan at any time without notice, provided that, upon any termination, all Shares or unapplied payroll deductions will be distributed to Participants, and provided further, that no amendment will affect the right of a Participant to receive his or her proportionate interest in the Shares or unapplied payroll deductions. Shareholder approval will be obtained for a Plan amendment if required by applicable law.

New Plan Benefits.    Because benefits under the Stock Purchase Plan depend on employees’ elections to participate in the Plan and the fair market value of the Shares at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the Plan. Non-employee directors are not eligible to participate in the Stock Purchase Plan. Under Section 423 of the Code, an eligible employee who participates in the Stock Purchase Plan may not purchase Shares in any calendar year with a maximum fair market value exceeding $25,000.

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the Stock Purchase Plan.

Under the Code, a Participant will not recognize income at the time the offering period commences or when the Shares purchased under the Stock Purchase Plan are transferred to him or her. If a Participant disposes of such Shares after two years from the date the offering of such Shares commences and after one year from the date of the transfer of such Shares to him or her, the Participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (1) the excess of the fair market value of such Shares at the time of the disposition over the purchase price, or (2) the excess of the fair market value of the Shares at the commencement of the offering period over the purchase price at such time. The Participant’s basis in the Shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition should be treated as long-term capital gain or loss. In such event, the Company will not be entitled to any tax deduction.

If a Participant disposes of Shares purchased under the Stock Purchase Plan within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such Shares on the date of purchase over the purchase price. The employee’s basis in such Shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such Shares. In the event of a disposition within such two-year or one-year period, the Company will be entitled to a deduction equal to the amount which the Participant is required to include in income as a result of such disposition.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL TWO

(D)  TO APPROVE THE 2002 SUPPLEMENTAL CASH BONUS PLAN

On July 9, 2002, the Compensation Committee of Old Comcast approved a supplemental bonus arrangement in anticipation of, and contingent on, the closing of the Broadband Acquisition and subsequently amended this arrangement on November 15, 2002. On February 26, 2003, the Compensation Committee of the Board of Directors formalized the arrangement as the 2002 Supplemental Cash Bonus Plan (the “2002 Supplemental Cash Bonus Plan” or the “Plan”) to memorialize the amounts authorized for payment under the arrangement with respect to 2002, and in anticipation of the payment of additional bonus amounts with respect to calendar years beginning after 2002. The purpose of the 2002 Supplemental Cash Bonus Plan is to provide the Company’s senior management with an incentive to accomplish such business objectives as from time to time may be determined by the Compensation Committee of the Board of Directors, including, but not limited to the integration of the business of the former AT&T Broadband Corp.

The Board of Directors has decided to present the 2002 Supplemental Cash Bonus Plan for shareholder approval with respect to amounts that may become payable under the Plan for calendar years beginning after 2002. If the Plan is so approved, amounts paid on satisfaction of the quantitative performance standards will be treated as qualified performance-based compensation, and will be deductible to the Company for federal income tax purposes. If the Plan is not approved, no cash bonuses attributable to the satisfaction of the quantitative performance standards will be paid under the Plan with respect to calendar years beginning after 2002, but the Plan will otherwise remain in effect.

Description of the 2002 Supplemental Cash Bonus Plan

The following is a summary of the material features of the 2002 Supplemental Cash Bonus Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2002 Supplemental Cash Bonus Plan, which is filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2002 and is available through the Company’s website.

Types of Awards.    The 2002 Supplemental Cash Bonus Plan provides for the payment of supplemental cash bonuses to management employees of the Company and its subsidiaries. Awards (the “Target Awards”) under the 2002 Supplemental Cash Bonus Plan are rights to receive lump sum cash bonuses.

Eligibility.    Management employees (the “Eligible Employees”) of the Company and its subsidiaries, as determined by the Compensation Committee of the Board of Directors (the “Committee”), are eligible to participate in the 2002 Supplemental Cash Bonus Plan. As of December 31, 2002, the number of persons who were Eligible Employees was approximately 250.

Amount Subject to the Plan.    For calendar years beginning after 2002, Target Awards under the 2002 Supplemental Cash Bonus Plan will be expressed as a percentage of an Eligible Employee’s base salary. The maximum amount payable to any Eligible Employee with respect to any calendar year under the Plan is $5 million. Awards for 2002 have already been approved by the Board of Directors.

Term of the Plan.    No awards will be made under the 2002 Supplemental Cash Bonus Plan with respect to any calendar year beginning after December 2012.

Administration.    The 2002 Supplemental Cash Bonus Plan is administered by the Committee. The Committee has authority to determine who is an Eligible Employee, to select employees to whom Target Awards will be granted, to set applicable performance goals, to determine whether the performance goals have been satisfied, to interpret the Plan and to prescribe and amend rules and regulations relating to the Plan. The Committee may delegate to an officer of the Company or a committee of two or more officers of the Company its discretion under the Plan to grant a Target Award to any Eligible Employee who, at the time of the grant, has a base salary of less than $250,000.

Terms of Awards.    The Committee will determine the terms and conditions of each Target Award. Target Awards will be established for each Eligible Employee as the percentage of the Eligible Employee’s base salary for a calendar year (or portion thereof, in the case of an Eligible Employee who commences service within a calendar year) and will become payable following the close of a calendar year if all of the performance goals established for the calendar year are satisfied.

The Committee may establish company-wide, division-wide or individual goals for each calendar year, which may be quantitative performance standards or qualitative performance standards. The quantitative performance standards may include, but not be limited, to financial measurements such as income, expense, operating cash flow, numbers of customers of or subscribers for various services and products offered by the Company or a division, customer service measurements and other objective financial or service-based standards relevant to the Company’s business as may be established by the Committee. The qualitative performance standards may include, but not be limited to, customer satisfaction, management effectiveness, workforce diversity and other qualitative performance standards relevant to the Company’s business. For each calendar year, the performance goals will be established by the Committee by not later than the 90th day of the year. After the close of the calendar year, the Committee will also determine whether the performance goals have been satisfied.

In addition, the Committee may pay such additional amounts based on the satisfaction of performance standards as it may determine to be appropriate, whether or not previously designated as a performance standard.

The Committee has established the following performance targets for 2003 as follows:

(1)  25% of the Target Award (expressed as a percentage of the base salary for the 2003 calendar year) shall be payable if the entire cable division has $6.25 billion or more in operating cash flow. This part of the Target Award for 2003 will not be paid if the cable division’s operating cash flow is less than $6.25 billion;

(2)  the applicable percentage of the Target Award shall be payable if, as of December 31, 2003, the entire cable division has the number of basic cable subscribers indicated in the following table:

Applicable Percentage of Target Award	Number of Subscribers as of December 31, 2003
25%	21,280,000 or more
22.5%	21,255,000 or more but less than 21,280,000
20%	21,230,000 or more but less than 21,255,000
0%	less than 21,230,000;

(3)  the applicable percentage of the Target Award shall be payable if, as of December 31, 2003, the entire cable division has the number of high speed data subscribers indicated in the following table:

Applicable Percentage of Target Award	Number of Subscribers as of December 31, 2003
15%	4,880,000 or more
13.5%	4,855,000 or more but less than 4,880,000
12%	4,830,000 or more but less than 4,855,000
0%	less than 4,830,000;

(4)  15% of the Target Award shall be payable if, for 2003, 80% or more of customer service telephone calls are answered in 30 or fewer seconds. This part of the Target Award for 2003 will not be paid if less than 80% of customer service telephone calls are answered in 30 or fewer seconds;

(5)  Up to 10% of the Target Award shall be payable if, in the judgment of the Committee, the Company has improved the profitability of the Company’s digital service and telephony service; and

(6)  Up to 10% of the Target Award shall be payable if, in the judgment of the Committee, the Company has improved the quality of its management and made progress towards increasing the extent of diversity of its workforce.

In addition, the Committee has determined that if, for the calendar year 2003, the entire cable division has more than $6.25 billion of operating cash flow, the Committee may, in its sole discretion, authorize the payment of an additional Target Award.

The Committee may establish different goals and different criteria for calendar years beginning after 2003 in its discretion, without obtaining additional shareholder approval.

Termination of Employment.    Upon termination of employment during a calendar year, a participant will forfeit the Target Award for that calendar year in full.

Withholding.    All payments of cash under the 2002 Supplemental Cash Bonus Plan will be subject to withholding of all applicable federal, state, local or other taxes, as determined by the Company.

Terminating Events.    In the event of the liquidation of the Company or a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this person has the ability to direct the management of the Company, as determined by the Board of Directors in its sole discretion, the Committee may provide that as soon as practicable following the completion of such an event, a pro-rated portion (reflecting the portion of the calendar year elapsed to the date of the completion of such transaction or transactions) of Target Awards under the 2002 Supplemental Cash Bonus Plan will be paid in cash.

Amendment or Termination.    No Target Awards will be granted for any period commencing after December 31, 2012. The Plan may be amended or terminated by the Board of Directors or the Committee at any time. No Target Award will be affected by any such termination or amendment without the written consent of the Grantee.

New Plan Benefits.    Future grants of Target Awards, if any, that will be made to Eligible Employees are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table reflects the targets which have been established with respect to Target Awards to be granted under the Plan in 2003.

2002 Supplemental Cash Bonus Plan

Name and Position	% of Base Salary
Brian L. Roberts	150
CEO and President
Ralph J. Roberts	50
Chairman of the Executive and Finance Committee of the Board of Directors
Stephen B. Burke	50
Executive Vice President; President, Cable Division
Lawrence S. Smith	50
Co-Chief Financial Officer; Executive Vice President
John R. Alchin	50
Co-Chief Financial Officer; Executive Vice President and Treasurer
Julian A. Brodsky	—
Vice Chairman
All executive officers as a group	0-150
All non-employee directors as a group	—
Company employees other than executive officers, as a group	5-50

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2002 SUPPLEMENTAL CASH BONUS PLAN.

PROPOSAL TWO

(E)  TO APPROVE THE AMENDED AND RESTATED 2002

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN (STOCK PROGRAM)

On November 20, 2002, the Board of Directors adopted the 2002 Non-Employee Director Compensation Plan (the “2002 Non-Employee Director Compensation Plan” or the “Plan”). The Plan was amended and restated effective February 26, 2003. The purpose of the 2002 Non-Employee Director Compensation Plan is to provide non-employee directors of the Company with compensation for services to the Company. The Company is seeking shareholder approval only of those provisions of the Plan relating to the grant of stock options (to the extent not otherwise approved by shareholders) or the payment of Company stock. If the Plan is not approved, the Company will not be able to grant stock options (unless otherwise approved by shareholders) or provide for the payment of shares to its non-employee directors under the terms described below, but the cash compensation provisions of the Plan will otherwise remain in effect.

Description of the 2002 Non-Employee Director Compensation Plan

The following is a summary of the material features of the 2002 Non-Employee Director Compensation Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2002 Non-Employee Director Compensation Plan, which is filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2002 and is available through the Company’s website.

Eligibility.    All Non-Employee Directors of the Company (as defined below) are participants in the Plan. A Non-Employee Director is an individual who is a member of the Board of Directors, and who is not an employee of the Company, including an individual who is a member of the Board of Directors and who previously was an employee of the Company.

Director Compensation.    Under the 2002 Non-Employee Director Compensation Plan, effective January 1, 2003, a Non-Employee Director is entitled to compensation for services to the Company, in accordance with the following table:

Director Annual Retainer	$50,000
Board Meeting Fee	$2,000
Audit Committee Annual Retainer—Chair	$20,000
Compensation Committee Annual Retainer—Chair	$10,000
Other Committee Annual Retainer—Chair	$5,000
Audit Committee Annual Retainer—Member	$10,000
Compensation Committee Annual Retainer—Member	$5,000
Other Committee Annual Retainer—Member	$2,500
Committee Meeting Fee—Audit Committee	$2,500
Committee Meeting Fee—Compensation Committee	$2,500
Committee Meeting Fee—Other Committee	$1,000
Annual Stock Option Grant	7,500 shares

Annual retainer fees are payable quarterly in arrears to a Non-Employee Director with one or more days of applicable service on the Board of Directors or a committee of the Board in a calendar quarter.

Stock Options; New Plan Benefits.    Each Non-Employee Director in service on November 20, 2002 received a grant of non-qualified stock options to purchase 7,500 shares of Class A Common Stock under the 2002 Stock Option Plan. Each Non-Employee Director who is in service on November 20 of any calendar year beginning after 2002 will also receive a grant of non-qualified stock options to purchase 7,500 shares of Class A Common Stock under the Company’s then-current stock option plan. Each Non-Employee Director who joins the Board of Directors during the year will receive a grant of non-qualified stock options effective on the date of commencement of service in accordance with the following table:

Date of Commencement of Service as a Non-Employee Director	Number of Shares Subject to Grant of Non-Qualified Options
After November 20 and before the following February 20	7,500
After February 20 and before the following May 20	5,625
After May 20 and before the following August 20	3,750
After August 20 and before the following November 20	1,875

Each non-qualified option granted to a Non-Employee Director will (i) generally be exercisable for 10 years from the date of grant, provided that options, to the extent then exercisable, shall be exercisable for 90 days following a termination of service for any reason other than death, disability or attainment of a mandatory retirement age; (ii) vest and be exercisable in full after six months from the date of grant, provided that the Non-Employee Director continues in service for six months from the date of grant; (iii) have an option price equal to the fair market value of a share of common stock on the date of grant; and (iv) be subject to such other terms and conditions as determined by the Board of Directors in its discretion.

Share Election.    A Non-Employee Director may elect to receive up to 50 percent of the annual retainer fee for service on the Board of Directors in the form of shares of Class A Common Stock. For this purpose, the number of shares payable to a Non-Employee Director is determined based on the closing price of shares on the last business day of each calendar quarter.

Term of the Plan.    The 2002 Non-Employee Director Compensation Plan will continue in effect until terminated by the Board of Directors.

Administration.    The Board of Directors has the power to interpret the provisions of the 2002 Non-Employee Director Compensation Plan, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

Amendment or Termination.    The 2002 Non-Employee Director Compensation Plan may be amended by the Board of Directors and may be terminated by the Board of Directors at any time. No Non-Employee Director’s accrued right to payment will be affected by the amendment or termination of the Plan without the written consent of the Non-Employee Director.

Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences of options granted under, and shares paid pursuant to, the 2002 Non-Employee Director Compensation Plan.

The fair market value of amounts paid to Non-Employee Directors under the 2002 Non-Employee Director Compensation Plan in the form of shares of Class A Common Stock are includible as ordinary compensation income to the Non-Employee Director in the calendar year in which the shares are transferred to the Non-Employee Director. All such amounts are generally deductible by the Company for federal income tax purposes when paid. The tax basis for such shares will be equal to the fair market value on the date of transfer, and the Non-Employee Director’s capital gains holding period will commence on such date. A Non-Employee Director will recognize capital gain or loss on the subsequent sale of such shares, which will be long-term capital gain or loss if the Non-Employee Director has held such shares for more than one year.

The grant of a non-qualified option will not be a taxable event. The Non-Employee Director generally will recognize ordinary income upon exercise of the non-qualified option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise over the exercise price of the non-qualified option, and the Company will be allowed a deduction in this amount.

Upon disposition of the shares received upon exercise, the Non-Employee Director will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by a Non-Employee Director upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the Non-Employee Director’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the non-qualified option was exercised).

Special tax rules may apply if a Non-Employee Director uses previously owned shares to pay the exercise price of a non-qualified option or defers the receipt of shares upon exercise of a non-qualified option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN (STOCK PROGRAM).

PROPOSAL THREE

TO APPROVE AN AMENDMENT TO THE CHARTER

The Board of Directors has unanimously approved an amendment (the “Charter Amendment”) to the Charter and recommends that the shareholders adopt the Charter Amendment. The structure of the Board of Directors as reflected in the Charter came about as a result of the negotiations between AT&T and Old Comcast in connection with Comcast’s agreement to acquire AT&T Broadband Corp. The Board has concluded that certain aspects of the Charter are too rigid and cumbersome. The Charter Amendment, if adopted by the shareholders, will introduce greater flexibility into the Board structure while not materially altering the existing governance arrangements. As described in greater detail below, among other things, the Charter Amendment would permit the Board of Directors to add up to two new independent directors to the Board, would give the existing directors the option of not filling a vacancy on the Board, would provide the Board with the time necessary to conduct a thorough search for any needed replacement directors and would rationalize the mechanics by which certain Board vacancies are filled. A copy of the Charter Amendment is attached as Exhibit A. The summary of the material terms of the Charter Amendment that follows is qualified in its entirety by reference to Exhibit A.

Description of the Material Terms of the Charter Amendment

If the Charter Amendment is adopted by the shareholders, the Board of Directors could be legally constituted with a number of directors between 10 and 14. Currently, the Charter mandates a Board size of 12 directors with three classes of directors—one class consisting of five directors who were formerly Old Comcast directors (or their replacements), a second class consisting of five directors who were formerly AT&T directors (or their replacements) and a third class consisting of two new independent directors who were not previously Old Comcast or AT&T directors. The Charter Amendment will allow the size of the Board of Directors to be altered in two situations. First, it will permit the directors to increase the size of the Board of Directors by up to two members and to fill the new vacancies with independent persons designated by the Governance and Directors Nominating Committee, which designations will be subject to the approval of the full Board of Directors. Presently, new directors can be added to the Board only if there is a vacancy. Second, it will give the Comcast class of directors and the AT&T class of directors the right to not fill a vacancy in their respective class, unless the vacancy results in fewer than four directors in the affected class or in the absence of one Comcast independent director. The existing Charter requires that any vacancy be filled promptly by the remaining members of the affected class. As a result of these two changes, the Board of Directors could have as few as 10 members (four Comcast directors, four AT&T directors and two new independent directors) or as many as 14 members (five Comcast directors, five AT&T directors and four new independent directors).

The Charter Amendment is also intended to make it clear that the Board of Directors may for a period of 90 days after the occurrence of a vacancy take corporate action even if as a result of the vacancy the composition of the Board of Directors is not as specified in the Charter (e.g., if the Board does not have the required minimum number of Comcast or AT&T directors or the required number of new independent directors). After that period, the Charter Amendment also makes it clear that the Board of Directors may take action to fill a vacancy so that the composition of the Board of Directors is compliant with the Charter. The existing Charter is currently silent on the ability of the Board of Directors to act in these situations. In addition, the Charter Amendment provides that the term of an independent director will automatically terminate if such director ceases for any reason to be independent and as a result thereof the Board of Directors does not include a majority of independent directors or at least one Comcast independent director. Currently, the director who has lost his or her status as an independent director (or another non-independent director) would have to resign his or her seat in favor of a replacement independent director.

The Charter Amendment also provides that vacancies in the class of new independent directors will be filled by persons designated by the Governance and Directors Nominating Committee. Under the existing Charter, vacancies in the class of new independent directors are filled by the remaining directors of that class. As currently is the case, if the Charter Amendment is adopted, the persons designated to fill such vacancies will still be subject to the approval of the full Board of Directors.

Finally, the Charter Amendment provides that a person will be deemed to be an “independent person” if such person meets the criteria for independence established by the principal securities exchange or quotation system on which the Company’s equity securities are traded. Currently, the Charter tests independence by reference to customary standards for independent directors of U.S. public companies.

Reasons the Board of Directors Approved and Recommends Adoption of the Charter Amendment

The Board of Directors recommends that the shareholders adopt the Charter Amendment because it believes it will result in a more flexible and workable Board structure. Presently, the size of the Board of Directors is fixed at 12. New directors can be added only if there is a vacancy. If the Charter Amendment is adopted, the Board of Directors will have the flexibility to add up to two new independent directors if in the judgment of the full Board of Directors the background and experience of such individuals would permit them to make a contribution to the Board of Directors. Conversely, if there exists a vacancy in the class of Comcast or AT&T directors, the remaining directors in the affected class will not be required to promptly designate a replacement (except to the extent such vacancy results in fewer than four members in the affected class or the absence of one Comcast independent director), but instead will have the option of leaving the seat vacant until such time as a desirable candidate is found. Furthermore, in clarifying that the Board of Directors may continue to take corporate action for 90 days after the occurrence of a vacancy that results in the Board composition not conforming with the Charter, the directors will have the opportunity to conduct a thorough search without compulsion to act under time pressure. Finally, the automatic expiration of the term of a director who by ceasing to be independent causes the Board composition to fail to conform with the Charter will avoid the necessity of the Board of Directors having to obtain such director’s (or another director’s) resignation.

The Board of Directors has also recommended that the shareholders adopt the Charter Amendment because it believes that the Governance and Directors Nominating Committee is the appropriate group of directors to designate individuals to fill vacancies in the class of new independent directors. The Governance and Directors Nominating Committee consists of Comcast and AT&T directors and has the experience and expertise to best select directors.

Finally, the Board of Directors recommends the change in the definition of independent person so as to have a clear and objective standard by which independence could be measured.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADOPTION OF THE CHARTER AMENDMENT.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation, as well as other compensation, paid to or for the CEO and each of the other executive officers named in the table. Prior to the date of the Broadband Acquisition, the Company’s named executive officers functioned as executive officers of Old Comcast. This compensation information relates to compensation received by the named executive officers while employed by Old Comcast for periods prior to the date of the Broadband Acquisition and relates to compensation received by the named executive officers while employed by the Company for periods after the date of the Broadband Acquisition.

		Annual Compensation			Long-Term Compensation Awards(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Number of Securities Underlying Options (#)		All Other Compensation ($)(4)
Brian L. Roberts	2002	1,238,623	6,000,000	216,714	750,000	(5)	237,319
CEO and President					2,100	(6)
	2001	1,102,500	1,653,750	427,817	750,000	(5)	249,564
					4,680	(6)
	2000	1,050,000	1,737,000	310,474	4,000,000	(5)	932,376
					640	(6)

Ralph J. Roberts	2002	1,265,478	1,600,000	3,387,679	600,000	(5)	6,888,647
Chairman of the					4,000	(6)
Executive and Finance	2001	1,171,325	585,663	3,065,388	1,100,000	(5)	9,660,949
Committee of the Board	2000	1,102,500	551,250	2,669,177	250,000	(5)	10,427,697
of Directors

Stephen B. Burke	2002	991,105	1,166,886	1,770	1,200,000	(5)	282,899
Executive Vice	2001	926,100	463,050	3,468	500,000	(5)	179,396
President; President,	2000	882,000	441,000	2,149	1,300,000	(5)	87,278
Cable Division

Lawrence S. Smith	2002	882,909	1,039,500	1,922	420,000	(5)	282,289
Co-Chief Financial					1,600	(6)
Officer and Executive	2001	825,000	412,500	3,754	250,000	(5)	230,521
Vice President	2000	759,692	449,962	2,403	800,000	(5)	704,977

John R. Alchin	2002	750,135	882,000	29,302	310,000	(5)	242,306
Co-Chief Financial					600	(6)
Officer, Executive Vice	2001	701,000	350,000	52,872	200,000	(5)	195,343
President and Treasurer	2000	639,141	348,071	40,319	600,000	(5)	646,843
					1,200	(6)

Julian A. Brodsky	2002	837,560	418,780	90,665	650,000	(5)	533,638
Vice Chairman					480	(6)
	2001	797,677	398,839	80,298	150,000	(5)	412,305
					2,240	(6)
	2000	759,692	379,846	27,358	60,000	(5)	418,968
					800	(6)

(1)	The amounts in this column include bonuses earned by the named executive officers in 2002 under the 2002 Executive Cash Bonus Plan and the 2002 Supplemental Cash Bonus Plan (other than Mr. Brodsky); bonuses earned by the named executive officers in 2001 and 2000 under the 1996 Executive Cash Bonus Plan (now named the 2002 Executive Cash Bonus Plan) maintained by Old Comcast; bonuses paid in 2000 to Messrs. Brian L. Roberts, Smith and Alchin relating to termination of a prior discretionary bonus plan; and a guaranteed bonus of $6,077 paid to Mr. Smith in 2000.

(2)	This column includes Company payments to the named executive officers to cover their tax liabilities incurred in connection with: (a) local taxes on certain stock option exercises for Messrs. Brian L. Roberts and Alchin; (b) Company payments to Messrs. Brian L. Roberts, Ralph J. Roberts and Brodsky to cover the premiums attributable to the term life insurance portion of split-dollar life insurance policies or separate term life insurance policies (see note (4)(b) below); (c) Company payments to cover premiums attributable to the executive long-term disability plan (see note (4)(d) below); and (d) other incidental taxable fringe benefits provided to the named executive officers. Such amounts are calculated based upon the amount of tax payable by the executive officers in accordance with the highest individual income tax bracket. Pursuant to Company policy, executive officers are eligible to receive perquisites with an aggregate value of less than $50,000 from the Company. The cost of any perquisites received above this amount is paid for by the executive officer. With respect to 2002, Mr. Brian L. Roberts paid an amount in excess of $60,000 to the Company, primarily related to use of Company aircraft pursuant to Company policy.

(3)	None of the named executive officers received awards under the 2002 Restricted Stock Plan during the relevant period and, as of December 31, 2002, no named executive officer held an award thereunder.

(4)	The amounts shown in this column include benefits associated with split-dollar life insurance arrangements. In accordance with the terms of the split-dollar life insurance arrangements, the Company will recover all of the cumulative premiums paid by the Company for the whole-life portion of such policies. As of July 30, 2002, due to considerations raised by the Sarbanes-Oxley Act of 2002, the Company ceased paying premiums associated with such split-dollar arrangements. This column includes (with respect to amounts applicable to 2002): (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for split-dollar life insurance policies paid by the Company projected on an actuarial basis (Mr. Ralph J. Roberts, $3,064,882); (b) Company payments to certain named executive officers to cover the premiums attributable to the term life insurance portion of split-dollar life insurance policies or separate term life insurance policies (Mr. Brian L. Roberts, $190,655; Mr. Ralph J. Roberts, $2,051,053; Mr. Smith, $1,688; Mr. Alchin, $1,577; and Mr. Brodsky, $16,857); (c) Company contributions to the Retirement-Investment Plan in the amount of $6,350 for Mr. Burke and $8,500 for each of the other named executive officers; (d) Company payments to certain named executive officers to cover the premiums attributable to the executive long-term disability plan (Mr. Brian L. Roberts, $4,104; Mr. Smith, $1,658; Mr. Alchin, $5,938; and Mr. Brodsky, $3,434); and (e) the dollar value of interest earned on deferred compensation in excess of 120% of the Long-Term Applicable Federal Rate (the current rate on deferred compensation is 12%) (Mr. Brian L. Roberts, $34,060; Mr. Ralph J. Roberts, $1,764,212; Mr. Burke, $276,549; Mr. Smith, $270,443; Mr. Alchin, $226,291; and Mr. Brodsky, $504,847).

(5)	Represents the number of shares of the Company’s Class A Special Common Stock issuable upon exercise of options.

(6)	Represents the number of shares of QVC Common Stock issuable upon exercise of options granted to certain named executive officers by the Compensation Committee of the QVC Board of Directors pursuant to the 1995 QVC Stock Option and Stock Appreciation Rights Plan (the “1995 QVC Plan”). Such options were issued with tandem stock appreciation rights exercisable in lieu of the options for 75% of the excess of the value of the QVC Common Stock (as determined pursuant to the 1995 QVC Plan) over the exercise price of such options.

Stock Option Grants

The following table contains information concerning grants of employee stock options made by either Old Comcast or the Company to the CEO and to each of the Company’s other named executive officers during 2002. No stock appreciation rights (“SARs”) were granted during 2002 to the CEO or to any of the Company’s other named executive officers.

Company Stock Option Grants in 2002

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in 2002(2)	Exercise Price ($/Sh)	Expiration Dates	Grant Date Present Value ($)(3)
Brian L. Roberts	750,000	3.8%	35.49	01/24/12	12,361,548

Ralph J. Roberts	600,000	3.0%	35.49	01/24/12	9,889,238

Stephen B. Burke	500,000	2.5%	34.90	01/07/12	8,146,259
	300,000	1.5%	35.49	01/24/12	4,944,619
	400,000	2.0%	23.84	10/28/12	4,207,829

Lawrence S. Smith	300,000	1.5%	35.49	01/24/12	4,944,619
	120,000	*	23.84	10/28/12	1,262,349

John R. Alchin	200,000	1.0%	35.49	01/24/12	3,296,413
	110,000	*	23.84	10/28/12	1,157,153

Julian A. Brodsky	150,000	*	35.49	01/24/12	2,472,310
	500,000	2.5%	21.54	07/11/12	5,097,175

*	Less than one percent of total Company options granted to employees in 2002.

(1)	All of the options are for the purchase of shares of Class A Special Common Stock and were granted on either January 7, January 24, July 11 or October 28, 2002 under Old Comcast’s 1996 Stock Option Plan (now named the 2002 Stock Option Plan). All options granted in 2002 have exercise prices equal to the fair market value of the underlying shares on the date of grant. Except as described in the following sentence, options generally become exercisable at the approximate rate of 30% of the shares covered thereby on the second anniversary of the date of grant, another 15% on each of the third, fourth and fifth anniversaries of the date of grant, another 5% on each of the sixth through ninth anniversaries of the date of grant and 5% six months prior to the tenth anniversary of the date of grant. The 500,000 options granted to Mr. Brodsky become exercisable at the rate of 10% of the shares on the second anniversary of the date of grant, another 20% on each of the third through sixth anniversaries of the date of grant and 10% on the seventh anniversary of the date of grant.

(2)	Total options granted to employees in 2002 includes options granted by AT&T in 2002 to employees of AT&T Broadband Corp. and its subsidiaries, which were assumed by the Company in connection with the Broadband Acquisition and adjusted in connection with this acquisition, and options granted to employees by Old Comcast in 2002.

(3)

These amounts represent the estimated present value of options at the date of grant calculated using the Black-Scholes option-pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 29.7%; an expected term to exercise of eight years; an interest rate of approximately 5.0%; and no dividend yield. The actual value of the options, if any, realized by an executive officer will depend on the extent to which the market value of the Class A Special Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the value estimated above. These amounts should not be used to predict share performance.

The following table contains information concerning grants of options under the 1995 QVC Plan to the CEO and to each of the Company’s other named executive officers during 2002. Each option under the 1995 QVC Plan is granted with a tandem SAR that entitles the recipient, in lieu of exercising the option to which the SAR relates, to receive a cash payment equal to 75% of the difference between the fair market value of a share of stock on the date of exercise and the exercise price of the option.

QVC Stock Option/SAR Grants in 2002

	Individual Grants(1)
Name	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options Granted to Employees in 2002	Exercise Price ($/Sh)	Expiration Dates	Grant Date Present Value ($)(2)
Brian L. Roberts	920	1.8%	1,492.00	01/08/12	551,085
	640	1.3%	1,690.00	06/12/12	424,355
	540	1.1%	1,690.00	08/02/12	334,768

Ralph J. Roberts	4,000	7.8%	1,690.00	04/18/06	1,365,991

Stephen B. Burke	—	—	—	—	—

Lawrence S. Smith	1,600	3.1%	1,492.00	01/02/12	966,469

John R. Alchin	600	1.2%	1,690.00	09/24/12	349,131

Julian A. Brodsky	480	*	1,690.00	06/23/12	314,413

*	Less than one percent of total QVC options granted to employees in 2002.

(1)	Pursuant to the terms of the 1995 QVC Plan, these options were granted on January 2, January 8, June 12, June 23, August 2 or September 24, 2002 or, with respect to Mr. Ralph J. Roberts, assigned by the Company on October 28, 2002. These options were granted or assigned at an exercise price representing the value of the shares underlying such options on the date of grant or assignment as determined pursuant to the 1995 QVC Plan, and such options vest 20% on each of the first five anniversaries of the date of grant, based on the named executive officer’s continued service to the Company, with the exception of the options assigned to Mr. Ralph J. Roberts which were fully vested as of the assignment date. In all cases, vesting is accelerated upon a change of control of QVC. The QVC options expire ten years after the date of grant with the exception of the options assigned to Mr. Ralph J. Roberts, which expire on April 18, 2006. The terms of the QVC options provide that a new option will be granted each time shares acquired by exercise of an existing option are redeemed, with respect to a number of shares equal to the number of shares redeemed; except for the exercise price, the new option will contain substantially the same terms as the exercised option, as described in this footnote.

(2)

These amounts represent the estimated present value of options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 20.0%; an expected term to exercise of eight years, except for the options assigned to Mr. Ralph J. Roberts that have an expected term to exercise of approximately three and a half years; an interest rate of approximately 4.3%; and no dividend yield. The actual value of the options, if any, realized by an executive officer will depend on the extent to which the fair market value of the QVC Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an executive officer will be at or near the values estimated above.

Stock Option Exercises and Holdings

The following table sets forth information related to options to purchase shares of the Company’s Class A Special Common Stock exercised during 2002 by the CEO and each of the other named executive officers during 2002, and the number and value of options held at December 31, 2002 by such individuals.

Aggregated Company Option Exercises in 2002

and Company Option Values at December 31, 2002

Name	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Brian L. Roberts	116,972	2,241,775		6,547,511	7,593,354	24,889,081	13,548,913
Ralph J. Roberts	1,346,617	33,501,400		2,547,770	2,178,000	26,167,641	1,344,770
Stephen B. Burke	—	—		1,500,355	3,593,875	6,567,645	4,394,516
Lawrence S. Smith	—	—		758,837	1,910,385	5,559,190	5,701,157
John R. Alchin	16,551	277,863		1,019,569	1,463,261	9,244,844	4,420,365
Julian A. Brodsky	380,084	564,906	(1)	1,470,751	1,296,301	16,748,152	4,359,613

(1)	Mr. Brodsky realized the value shown above upon the exercise of options to purchase 18,459 shares of Class A Special Common Stock. In addition, the receipt of 361,625 shares of Class A Special Common Stock to be issued to Mr. Brodsky, resulting from the exercise on July 2, 2002 of options to purchase 206,541 shares at an exercise price of $5.4167 per share and options to purchase 155,084 shares at an exercise price of $9.5625 per share, net of 6,631 shares withheld to satisfy certain tax obligations, was deferred until January 1, 2004 pursuant to the 2002 Deferred Stock Option Plan. The per share fair market value of such shares on July 2, 2002 was $23.05. The value ultimately realized with respect to such shares will be determined based upon the fair market value of such shares upon their issuance to Mr. Brodsky. If such shares (and such withheld shares) had been issued to Mr. Brodsky on the date of exercise, the aggregate value realized by him with respect to such exercises would have been $5,733,695.

The following table sets forth information related to options to purchase shares of QVC Common Stock exercised during 2002 by the CEO and each of the other named executive officers during 2002, and the number and value of options held at December 31, 2002 by such individuals. Neither the CEO nor any of the Company’s other named executive officers exercised any tandem SARs in 2002.

Aggregated QVC Option Exercises in 2002

And QVC Option Values at December 31, 2002

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002(#)		Value of Unexercised In-the-Money Options at December 31, 2002($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian L. Roberts	3,144	2,182,573	920	8,828	1,026,867	5,168,777
Ralph J. Roberts	—	—	4,000	—	312,000	—
Stephen B. Burke	—	—	—	—	—	—
Lawrence S. Smith	—	—	1,960	2,040	2,139,758	922,546
John R. Alchin	1,440	1,232,026	—	1,560	—	767,486
Julian A. Brodsky	928	545,843	—	3,072	—	1,497,843

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2002. The table does not include any shares issuable upon the exercise of the proposed options under the 2003 Stock Option Plan or the proposed additional shares under the 2002 Restricted Stock Plan that may be approved by the Company’s shareholders at the meeting.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:(1)
Class A Common Stock	63,725,558	$43.31	17,187,011
Class A Special Common Stock	65,652,793	$28.57	—
Equity compensation plans not approved by security holders	—		—

Total(2)	129,378,351		17,187,011

(1)	Includes the following plans: the 1987 Stock Option Plan, the 2002 Stock Option Plan, the 2002 Restricted Stock Plan and the 2002 Employee Stock Purchase Plan.

(2)	The Company assumed stock options under the AT&T Broadband Corp. Adjustment Plan (the “Broadband Plan”) in connection with the Broadband Acquisition which are exercisable for 61,093,589 shares of Class A Common Stock (after giving effect to the acquisition exchange ratio). These options have a weighted average exercise price of $44.17 per share. The Company assumed shares of restricted stock and other equity based awards under the Broadband Plan which are issuable into 150,269 shares of Class A Common Stock (after giving effect to the acquisition exchange ratio). No additional awards will be made under the Broadband Plan.

Pension Plan

Under the Company’s Supplemental Executive Retirement Plan (the “Supplemental Executive Retirement Plan”), adopted July 31, 1989, supplemental retirement, death and disability benefits may be paid to or in respect of certain senior executives employed by the Company and its affiliated companies, as selected by the Board of Directors. The Supplemental Executive Retirement Plan contemplates the payment of various percentages of a participant’s final average compensation (as actuarially reduced, in certain circumstances, and as defined below) in the event that the participant (i) elects to retire early (after the later of the participant’s 55th birthday or 20 years of service with the Company); (ii) retires at age 65 or after; (iii) suffers a permanent disability which renders the participant incapable of employment in the same or a similar occupation; or (iv) dies. A participant may elect a reduction in lifetime benefits in exchange for the continuation of payments to a surviving spouse, or, as to Mr. Ralph J. Roberts, his designated beneficiary. Messrs. Ralph J. Roberts and Brodsky (who are each credited with 30 years of service, the maximum credited service allowed under the Supplemental Executive Retirement Plan) are the only current employees selected by the Board of Directors to participate in the Supplemental Executive Retirement Plan.

The following table shows the annual single life annuity retirement benefit which Messrs. Ralph J. Roberts and Brodsky, respectively, would receive based on remuneration covered by, and years of service credited under, the Supplemental Executive Retirement Plan if he had retired on January 1, 2003 at age 65 (or older). The benefits shown below are subject to reduction for Social Security benefits.

Pension Plan Table

Final Average Compensation(1)	Years of Service 30 or More(2)
$1,000,000	$600,000
1,100,000	660,000
1,200,000	720,000
1,300,000	780,000
1,400,000	840,000
1,500,000	900,000
1,600,000	960,000

(1)	Final average compensation equals one-fifth of the total compensation for the five years preceding termination of employment. Compensation includes salary, bonus (including any deferred bonus) and any other supplementary remuneration, but excludes payments made to participants for split-dollar life insurance premium bonuses and payments made to offset tax liabilities incurred related to these bonuses. In the case of Mr. Ralph J. Roberts, final average compensation may, under some circumstances, be increased as described below in “Agreements with Executive Officers—Compensation Agreement with Mr. Ralph J. Roberts—Election to Become a Consultant”.

(2)	This column represents the maximum benefits payable under the Supplemental Executive Retirement Plan.

The Company also has an agreement with Mr. Brodsky pursuant to which he (or his beneficiary, in the case of his death) is entitled to a $30,000 payment each year for 15 years commencing upon his termination of employment. Benefits under the agreement will be paid on a monthly basis. Any benefits received under this agreement reduce the benefits to which Mr. Brodsky is entitled under the Supplemental Executive Retirement Plan. Mr. Brodsky will be deemed to terminate employment on April 30, 2004 for purposes of the Supplemental Executive Retirement Plan. See “Agreements with Executive Officers—Employment Agreement with Mr. Julian A. Brodsky—SERP; Post-Retirement Programs; Split-Dollar Arrangements”.

Agreements with Executive Officers

Compensation Agreement with the Chief Executive Officer

The Company entered into a Compensation Agreement with Mr. Brian L. Roberts, the Company’s CEO and President on June 16, 1998, which was amended as of November 18, 2002 (as amended, the “Compensation Agreement”). The following is a description of the material terms of the Compensation Agreement.

Term.    The term of the Compensation Agreement is from June 16, 1998 through the date of the Company’s 2005 annual meeting of shareholders (the “Employment Period”). Mr. Brian L. Roberts agreed to work full time for the Company during the Employment Period.

Base Salary.    The Compensation Agreement provides that Mr. Brian L. Roberts will receive an annual base salary of $2 million effective as of November 18, 2002, as adjusted (but never reduced, except pursuant to an overall plan to reduce the compensation of all senior executive officers of the Company) from time to time to reflect his contribution to the growth and success of the Company. Notwithstanding the foregoing, the annual base salary was not subject to increase on January 1, 2003.

Bonus; Options.    Pursuant to the Compensation Agreement, Mr. Brian L. Roberts is eligible to receive an annual performance bonus, payable in cash, commencing in 1999, of up to 150% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, in accordance with, and upon satisfaction of, the standards contained in the Company’s 2002 Executive Cash Bonus Plan. Under the terms of the Compensation Agreement, Mr. Brian L. Roberts also received grants of options to purchase 3,000,000 shares of Class A Special Common Stock of the Company granted effective June 16, 1998 and options to purchase 1,000,000 shares of Class A Special Common Stock of the Company granted effective each fiscal quarter in 1999 and 2000.

Deferred Compensation.    The Compensation Agreement provides that the Company and Mr. Brian L. Roberts may, by written agreement prior to the end of any calendar year during the Employment Period, cause the payment of all or a portion of the compensation payable to Mr. Brian L. Roberts in the subsequent calendar year to be deferred to a subsequent calendar year in accordance with and subject to the Company’s 2002 Deferred Compensation Plan.

Termination.    The Compensation Agreement will terminate upon the death of Mr. Brian L. Roberts, at the Company’s option upon his disability, or for cause (as defined in the Compensation Agreement), upon a vote of not less than three-fourths of the entire membership of the Company’s Board of Directors. If his employment is terminated by reason of his death or disability, the Company shall continue to pay his annual base salary on a monthly basis to him or his spouse, during their lifetimes, for a maximum of five years, and the accrued cash bonus as provided for in the Compensation Agreement and any applicable health plan benefits will continue to be payable. If his employment is terminated by the Company in violation of the Compensation Agreement, he shall remain entitled to substantially all of the benefits under the Compensation Agreement.

Noncompetition and Confidentiality.    Under the Compensation Agreement, Mr. Brian L. Roberts has agreed not to compete with the Company during his employment and for two years after termination of his employment. The Compensation Agreement also requires him to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach by Mr. Brian L. Roberts of any of such obligations constitutes cause for termination of the Compensation Agreement, and terminates the Company’s obligations for payments subsequent to such termination.

Term Life Insurance Agreement with Mr. Brian L. Roberts.    The Company has entered into a Term Life Insurance Premium and Tax Bonus Agreement dated as of September 23, 1998 (the “Term Life Insurance Agreement”) with Mr. Brian L. Roberts. The Term Life Insurance Agreement provides that, as additional compensation to Mr. Brian L. Roberts, the Company will reimburse him for all of the premiums on certain specified 20- and 15-year level-premium term life insurance policies, and that the Company will pay him an additional bonus equal to the income tax payable on such reimbursement and the bonus. The annual amount of the premiums to be reimbursed under the Term Life Insurance Agreement is approximately $189,000 through 2012 and $177,000 from 2013 through 2017. The Term Life Insurance Agreement does not terminate upon termination of the employment of Mr. Brian L. Roberts by the Company.

Change of Control Provisions.    Prior to any Change of Control (as defined in the Compensation Agreement), the Company must establish and fund a grantor trust, the amounts in which will be subject to claims of the Company’s creditors in the case of the Company’s bankruptcy, for the purpose of paying all compensation, deferred compensation and term life insurance premiums and bonuses for Mr. Brian L. Roberts then applicable. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must continue to make payments into such trust to maintain sufficient amounts therein to fund all benefits subject to the trust. Under the terms of the Compensation Agreement, the Broadband Acquisition was a Change of Control. Mr. Brian L. Roberts elected to waive his right to have the Company fund the trust at the time of the Broadband Acquisition; however, Mr. Brian L. Roberts may exercise this right at any time by providing notice to the Company.

Compensation Agreement with Mr. Ralph J. Roberts

A Compensation and Deferred Compensation Agreement and Stock Appreciation Bonus Plan with Mr. Ralph J. Roberts (the “1993 Compensation Agreement”) was approved by the Company’s shareholders on June 22, 1994. Certain terms of the 1993 Compensation Agreement expired on December 31, 1997, and on December 16, 1997 the Company and Mr. Ralph J. Roberts entered into a new Compensation and Deferred Compensation Agreement. This agreement was amended and restated effective August 31, 1998, and then amended again effective August 19, 1999, June 5, 2001, January 24, 2002 and November 18, 2002 (as amended, the “1998 Compensation Agreement”). The 1998 Compensation Agreement generally extends the terms of the 1993 Compensation Agreement with certain modifications. The following is a description of the material terms of the 1998 Compensation Agreement.

Term; Position.    The term of the 1998 Compensation Agreement is from August 31, 1998 to December 31, 2007. The 1998 Compensation Agreement provides that Mr. Ralph J. Roberts will serve as Chairman of the Executive and Finance Committee of the Board of Directors until such time as he may elect to change his status to that of a non-executive consultant, and that until he makes such election he will continue to devote substantially all of his working time to the Company, on the terms and conditions summarized below.

If Mr. Ralph J. Roberts elects to become a non-executive consultant, he shall devote such time as is necessary to perform the functions reasonably requested by the Company. In addition, for a period of five years following any termination of the service period of the 1998 Compensation Agreement, Mr. Ralph J. Roberts will perform such reasonable ceremonial functions as the Company may request, and will promote the interests and goodwill of the Company in such manner as the Company may reasonably request.

Base Salary.    The 1998 Compensation Agreement provides that Mr. Ralph J. Roberts will receive an annual base salary of $1.6 million effective as of November 18, 2002, as adjusted (but never reduced, except pursuant to an overall plan to reduce the compensation of all senior executive officers of the Company) in order to reflect the greater of increases in the consumer price index subsequent to 1997 and the average percentage increase in the base compensation of the five employees of the Company (other than Mr. Ralph J. Roberts) with the highest base compensation during the preceding year. Notwithstanding the foregoing, the annual base salary was not subject to increase on January 1, 2003.

Bonus.    The 1998 Compensation Agreement provides that so long as he continues to serve as an executive of the Company, Mr. Ralph J. Roberts will be eligible to receive annual bonuses of up to 50% of his base salary in accordance with the Company’s 2002 Executive Cash Bonus Plan, based on performance targets established by the Compensation Committee.

Split-Dollar Life Insurance.    The 1998 Compensation Agreement requires the Company to continue to provide and to maintain the split-dollar life insurance provided to Mr. Ralph J. Roberts under the 1993 Compensation Agreement, and in addition to provide additional survivorship split-dollar life insurance to Mr. Ralph J. Roberts and his spouse. Such split-dollar life insurance includes certain split-dollar life insurance provided pursuant to the 1993 Compensation Agreement to replace the potential benefits represented by the Company’s terminated discretionary bonus plan with respect to the appreciation through March 15, 1994 in the options for Class A Special Common Stock previously awarded to Mr. Ralph J. Roberts, taking into account the financial position of the Company and the tax deductibility of any such payments. Under the split-dollar life insurance arrangements, the Company pays a portion of the annual premiums for certain single-life and joint-and- survivor life insurance policies for Mr. Ralph J. Roberts, and upon payment of the policies at the death of Mr. Ralph J. Roberts or of the survivor of Mr. Ralph J. Roberts and his spouse, as applicable, the Company recovers all of the cumulative premiums previously paid by the Company for the whole-life portion of such policies. Mr. Ralph J. Roberts is responsible for payment of the portion of such annual premiums representing the cost of term insurance for each year. The Company also pays Mr. Ralph J. Roberts an annual cash bonus in an amount equal to the portion of the annual premium for such life insurance that he is required to pay; in addition, the Company increases the bonus by an amount sufficient to pay any income tax and gift tax liability incurred or to be incurred in connection with payment of the bonus.

Mr. Ralph J. Roberts’ split-dollar life insurance arrangements were revised in part in January 2002, in response to a general notice issued by the Internal Revenue Service (“notice”), to provide: that bonus amounts paid by the Company for premiums (and related bonus gross-up payments for income and gift taxes) would continue to be paid to Mr. Ralph J. Roberts subsequent to the policies achieving paid-up status; that the original method of calculating the cost of the death benefit coverage would be continued, in lieu of other lower cost methods permitted under the notice, so as to preserve the original intended economic costs and benefit of the plans to the Company and Mr. Ralph J. Roberts; and that, in order to avoid adverse tax consequences to Mr. Ralph J. Roberts and his spouse, various trusts created by Mr. Ralph J. Roberts may elect whether to pay premium amounts received after the policies achieve paid-up status to the Company (as partial repayments of premiums previously paid by the Company on Mr. Ralph J. Roberts’ behalf) or to the insurance carrier.

As of July 30, 2002, due to considerations raised by the Sarbanes-Oxley Act of 2002, the Company ceased to pay the premiums associated with Mr. Ralph J. Roberts’ split-dollar life insurance policies.

Supplemental Death Benefit.    Upon the death of Mr. Ralph J. Roberts, the 1998 Compensation Agreement requires the Company to pay a supplemental death benefit (the “Death Benefit”) to a beneficiary designated by Mr. Ralph J. Roberts. The 1998 Compensation Agreement substituted the Death Benefit for two bonus arrangements included in the 1993 Compensation Agreement that were based on appreciation of the Company’s Class A Common Stock from the date of grant of options to purchase Class B Common Stock to the date of exercise. The Compensation Subcommittee of Old Comcast determined that the after-tax present value cost to the Company of the Death Benefit was approximately equal to the cost of the bonuses that would otherwise have been paid. The Company must pay the Death Benefit within six months from the date of Mr. Ralph J. Roberts’ death. Under the terms of the 1998 Compensation Agreement, Mr. Ralph J. Roberts requested that the Company invest portions of the Death Benefit in certain investments identified by Mr. Ralph J. Roberts. The Company has complied with Mr. Ralph J. Roberts’ request, and so the amount of the Death Benefit has been adjusted to reflect the increase or decrease in value of any such investments. As of December 31, 2002, the amount of the Death Benefit was approximately $29.7 million.

Termination.    The 1998 Compensation Agreement will terminate upon Mr. Ralph J. Roberts’ death, at the Company’s option upon his disability, or for cause (as defined in the 1998 Compensation Agreement) upon a vote of not less than two-thirds of the entire membership of the Company’s Board of Directors. If his employment is terminated by reason of his death or disability, the Company shall continue to pay his annual base salary on a monthly basis to him, during his lifetime, or to the beneficiary designated by him for five years, and the Accrued Cash Bonus, the Benefit Plans (as such terms are defined in the 1998 Compensation Agreement) and the Death Benefit will continue to be payable in accordance with their terms. In the event of death, all of his outstanding stock options will vest fully and remain exercisable for their remaining terms. If his employment is terminated by the Company in violation of the 1998 Compensation Agreement, he shall remain entitled to substantially all of the benefits under the 1998 Compensation Agreement.

Noncompetition and Confidentiality.    Under the 1998 Compensation Agreement, Mr. Ralph J. Roberts has agreed not to compete with the Company during his employment and for five years after termination of his employment. The agreement also requires him to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company, at all times during his employment and after termination of his employment. Breach of any of such obligations constitutes cause for termination of the 1998 Compensation Agreement and terminates the Company’s obligations for payments subsequent to any discharge of Mr. Ralph J. Roberts.

Change of Control Provisions.    Prior to any Change of Control (as defined in the 1998 Compensation Agreement), the Company must establish and fund a grantor trust, the amounts in which will be subject to claims of the Company’s creditors in the case of the Company’s bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits, and split-dollar life insurance premiums and bonuses for Mr. Ralph J. Roberts then applicable. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must continue to make payments into such trust to maintain sufficient amounts therein to fund all benefits subject to the trust. Under the terms of the 1998 Compensation Agreement, the Broadband Acquisition was a Change of Control. Mr. Ralph J. Roberts elected to waive his right to have the Company fund the trust at the time of the Broadband Acquisition; however, Mr. Ralph J. Roberts may exercise this right at any time by providing notice to the Company.

Election to Become a Consultant.    Mr. Ralph J. Roberts may at any time, upon 30 days notice to the Company, elect to change his position from that of an executive to that of consultant to the Company. In such event, he shall continue to receive all of the compensation provided under the 1998 Compensation Agreement, other than the bonus to which he would otherwise be entitled under the Company’s 2002 Executive Cash Bonus Plan. If he elects to become a consultant, Mr. Ralph J. Roberts’ entitlement to retirement benefits under the Company’s Supplemental Executive Retirement Plan will be adjusted annually to reflect 150% of his base salary as a consultant, but his benefits under such plan will not in any event exceed the bonus he could have received under the 1998 Compensation Agreement had he continued to work as an executive.

Employment Agreements with Messrs. Burke, Smith and Alchin

The Company has entered into employment agreements with Mr. Stephen B. Burke, an Executive Vice President of the Company and President of the Cable Division, Mr. Lawrence S. Smith, Co-Chief Financial Officer and Executive Vice President of the Company and Mr. John R. Alchin, Co-Chief Financial Officer, Executive Vice President and Treasurer of the Company. The following is a description of the material terms of such agreements.

Term.    The term of the agreement with Mr. Burke is from March 15, 2000 through July 31, 2007 and the term of the agreements with Messrs. Smith and Alchin are from May 31, 2000 through December 31, 2005 (each, an “Executive Employment Period”). Each executive agreed to work full time for the Company during his Executive Employment Period.

Base Salary.    The agreements for Messrs. Burke, Smith and Alchin provide for a base salary of $926,100, $825,000 and $700,000, respectively, in 2001. In each case, for each year in the Executive Employment Period subsequent to 2001 the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index.

Bonus.    Pursuant to the agreements, each of the executives is eligible to receive an annual performance bonus, commencing in 2000, of up to 50% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, based on the performance of the Company and of the executive during such year, and is payable in cash or in shares of Class A Special Common Stock of the Company, at the discretion of the Compensation Committee.

Termination.    Each agreement provides that the executive’s employment may be terminated without cause by the Company and that he may resign voluntarily. If the executive’s employment is terminated without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of discharge, subject to offset by other compensation or benefits earned by the executive during such period, and he is entitled to receive his bonus for the year of discharge. If the executive resigns, or is terminated for cause (as defined in the agreement), he is entitled only to his base salary for days actually worked and any amounts due to him under the Company’s 2002 Deferred Compensation Plan.

Noncompetition and Confidentiality.    Under each of the agreements, the executive agreed not to compete with the Company during his employment and for one year after termination of his employment. The agreements also require each executive to maintain the confidentiality of certain information of the Company, and not to use such information, except for the benefit of the Company, at all times during his employment and for a period of one year after termination of his employment. Breach by the executive of any of such obligations constitutes cause for termination of the applicable agreement, and terminates the Company’s obligations for payments subsequent to any discharge of the executive.

Change of Control Provisions.    Under each of the agreements, the Company will give the executives at least thirty days’ notice prior to the anticipated date of a Change of Control (as defined in the agreements). Upon receipt of this notice, all options held by the executives will become immediately exercisable in full. Until the day before the date of a Change of Control, the executives will be able to exercise all such options. Any shares received upon exercise will be held in escrow by the Company and will be delivered to the executive only if he remains employed for the six-month period following the Change of Control. If the Change of Control is not consummated, the options will be treated as not having been exercised.

Employment Agreement with Mr. Julian A. Brodsky

The Company entered into an employment agreement with Mr. Julian A. Brodsky, Vice Chairman of the Company, on May 1, 2002, which was amended as of November 18, 2002 (as amended, the “Employment Agreement”). The following is a description of the material terms of the Employment Agreement.

Term.    The term of the Employment Agreement is from May 1, 2002 to April 30, 2009 (the “Term”).

Positions and Duties.    From May 1, 2002 to April 30, 2004, Mr. Brodsky will serve as an executive employee of the Company. Unless he elects to change his status earlier, from April 30, 2004 to April 30, 2009, Mr. Brodsky will be a non-executive employee of the Company. During the time he is an executive employee, he will devote substantially all of his working time to the Company. During the time that he is a non-executive employee, he will devote such time as is necessary for the performance of his duties, as reasonably requested by the Company.

Base Salary.    The Employment Agreement provides that Mr. Brodsky will receive an annual base salary of $837,560 in 2002, which base salary will be increased on each of January 1, 2003 and January 1, 2004 by the greater of certain factors specified in the Employment Agreement. From May 1, 2004 to April 30, 2009, Mr. Brodsky will receive an annual base salary of $600,000.

Bonus.    For calendar years 2002, 2003, and a pro-rated portion of 2004, Mr. Brodsky will be entitled to receive the maximum amount of his cash bonus under the Company’s Executive Cash Bonus Plan. He will not be entitled to participate in this plan after 2004.

SERP; Post-Retirement Programs; Split-Dollar Arrangements.    Mr. Brodsky will be entitled to participate in the Company’s Supplemental Executive Retirement Plan and, if not terminated earlier, Mr. Brodsky’s employment will be deemed to terminate on April 30, 2004 for purposes of this plan. At the end of the Term, Mr. Brodsky will be eligible to participate in the Company’s post-retirement benefits plan for a number of years based upon his years of service with the Company. Upon termination of such post-retirement benefits, the Company will provide Mr. Brodsky and his wife, for the remainder of their lives, a medical plan to supplement Medicare and will reimburse Mr. Brodsky and his wife for amounts not paid or reimbursed by their health care plans so as to provide them with health care benefits equivalent to those available to Company employees (the “Health Benefits”). The Company will continue all split-dollar arrangements, as in effect on the date of the Employment Agreement. As of July 30, 2002, however, due to considerations raised by the Sarbanes-Oxley Act of 2002, the Company ceased to pay premiums associated with Mr. Brodsky’s split-dollar life insurance policies.

The Company and Mr. Brodsky are also parties to a separate agreement under which Mr. Brodsky is entitled to certain payments upon his termination of employment, as described under “Pension Plan” above.

CIC Funds.    Upon the earlier of the date that Mr. Brodsky is no longer an executive employee of the Company and his termination of employment for any reason other than cause (as defined in the Employment Agreement), the Company will purchase his general partnership interest in CIC for a purchase price equal to the fair market value of the partnership’s interest.

Termination of Employment.    If Mr. Brodsky’s employment is terminated due to his death, all outstanding stock options will vest and become exercisable for the remainder of their original terms, the Company will continue to pay to his surviving spouse his then current annual base salary for five years or, if earlier, until the date of her death, and the Company will provide the Health Benefits until the date of her death. If his employment is terminated due to disability, the Company will continue to pay his then current annual base salary for five years, or, if earlier, until April 30, 2009, certain executive perquisites will continue through this period, all outstanding stock options will vest and become exercisable for the remainder of their original terms and Mr. Brodsky will be entitled to participate in the Company’s post-retirement benefits plan based upon years of service with the Company. In the event that Mr. Brodsky dies while receiving these benefits, the Company will provide benefits to his spouse as described above under termination due to death.

In the event that the Company terminates Mr. Brodsky’s employment without cause (as defined in the Employment Agreement), Mr. Brodsky will be entitled to receive, for the remainder of the Term, monthly payments of base salary (based on the highest annual base salary Mr. Brodsky received prior to his termination), amounts that would otherwise have been payable under the Company’s 2002 Executive Cash Bonus Plan, the Health Benefits, or, at his option, the Company will make available private health insurance, and certain executive perquisites. In addition, all outstanding stock options will vest and become exercisable for the remainder of their original terms and Mr. Brodsky will be reimbursed for the cost of obtaining office space and secretarial support for the remainder of the Term comparable to what he had been provided while an employee. At the end of the Term, he will be entitled to participate in the Company’s post-retirement benefits plan. In the event that Mr. Brodsky dies while receiving these benefits, the Company will provide benefits to his spouse as described above under termination due to death.

In the event that Mr. Brodsky retires, all outstanding stock options will vest and become exercisable for the remainder of their original terms, Mr. Brodsky will be entitled to participate in the Company’s post-retirement benefits plan based upon years of service with the Company, and he will continue to receive certain executive perquisites through the remainder of the Term. Upon termination of Mr. Brodsky’s employment at the end of the Term, all outstanding stock options will vest and become exercisable for the remainder of their original terms.

Noncompetition and Confidentiality.    Under the Employment Agreement, Mr. Brodsky has agreed not to compete with the Company during his employment and for two years after termination of his employment for any reason other than a termination without cause. The Employment Agreement also requires him to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company, at all times during his employment and after termination of his employment.

Change of Control Provisions.    Prior to any Change of Control (as defined in the Employment Agreement), the Company must establish and fund a grantor trust, the amounts in which will be subject to claims of the Company’s creditors in the case of the Company’s bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits, and split-dollar life insurance premiums and bonuses for Mr. Brodsky then applicable. Upon the occurrence of a Change of Control, such trust must become irrevocable (if not already irrevocable), and the Company must continue to make payments into such trust to maintain sufficient amounts therein to fund all benefits subject to the trust. Under the terms of the Employment Agreement, the Broadband Acquisition was a Change of Control. Mr. Brodsky elected to waive his right to have the Company fund the trust at the time of the Broadband Acquisition; however, Mr. Brodsky may exercise this right at any time by providing notice to the Company.

Stock Performance Graph

The following graph compares the yearly percentage change in the cumulative total shareholder return on each of the Company’s Class A Common Stock and Class A Special Common Stock during the five years ended December 31, 2002 with the cumulative total return on the Standard & Poor’s 500 Stock Index and with a selected peer group consisting of the Company and other companies engaged in the cable communications industry. Previously, the peer group (the “Prior Peer Group”) consisted of Cablevision Systems Corporation (Class A), Adelphia Communications Corporation (“Adelphia”), Cox

Communications, Inc. and Charter Communications, Inc. (Class A). The Company has decided to designate a new peer group (the “New Peer Group”) that excludes Adelphia in light of Adelphia’s bankruptcy filing. For periods prior to the date of the Broadband Acquisition, references to the Company’s Class A Common Stock and Class A Special Common Stock are to the Class A Common Stock and the Class A Special Common Stock of Old Comcast. The comparison assumes $100 was invested on December 31, 1997 in the Company’s Class A Common Stock and Class A Special Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	1998	1999	2000	2001	2002
	(in dollars)
Comcast Class A	181	301	260	227	148
Comcast Class A Special	186	321	265	229	144
S&P 500 Stock Index	129	156	141	125	97
New Peer Group Index	180	281	254	209	121
Prior Peer Group Index	181	282	253	204	111

Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) provided the following report on executive compensation.

The Committee is responsible for determining the nature and amount of compensation to be paid to the Company’s executive officers, including establishing performance-based criteria and goals related to compensation, administering the Company’s equity incentive and bonus plans, making grants of awards under such plans, and approving agreements with the CEO and the other executive officers. The members of the Committee are “independent persons” (as defined in the Charter), “independent directors” (as defined under Nasdaq rules), as well as “outside directors” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended).

The Committee was established following completion of the Broadband Acquisition. Generally, the Compensation Committee and Compensation Subcommittee of the Board of Directors of Old Comcast (collectively, the “Prior Committee”) made stock option awards in 2002 and established 2002 salary levels and certain 2002 annual incentive bonus targets. For this reason, in certain instances, this report relates to determinations made by the Prior Committee. The Prior Committee consisted of Messrs. Sheldon M. Bonovitz (Chair), S. Decker Anstrom, Joseph L. Castle, II and Bernard C. Watson (Compensation Committee) and Messrs. Joseph L. Castle, II and Mr. Bernard C. Watson (Compensation Subcommittee). In making decisions regarding compensation following the Broadband Acquisition, in addition to considering the compensation philosophy and practices of Old Comcast, the Committee took into account considerations specific to the increased size and complexity of the Company due to the Broadband Acquisition, which will impose greater responsibilities and demands on its executive officers.

Compensation Policy.    The primary goal of the Committee when assessing compensation alternatives is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company intends to realize this goal by providing competitive compensation and permitting executive officers to take an ownership stake in the Company commensurate with their relative levels of seniority and responsibility. The Committee performs a general review each year of the Company’s executive compensation.

For the period prior to the Broadband Acquisition, the CEO and the other named executive officers were employed under employment agreements and arrangements with Old Comcast. In May 2002, in recognition of his unique role with respect to Old Comcast and in order to retain his services, Old Comcast entered into an employment agreement with Mr. Julian A. Brodsky. The employment agreements with each of Messrs. Brian L. Roberts, Ralph J. Roberts and Brodsky were amended by the Prior Committee in November 2002 primarily to clarify that certain entitlements relating to a change of control of the Company, which had been waived in connection with the Broadband Acquisition, would continue to remain in effect as well as, in the case of Mr. Brian L. Roberts and Mr. Ralph J. Roberts, to increase each individual’s base compensation in consideration of their positions with the Company and their heightened responsibilities following the completion of the Broadband Acquisition. Each of these agreements, as amended, was assumed by the Company in connection with the Broadband Acquisition.

With respect to 2002, the Prior Committee’s general goal was to provide the executive officers (other than the CEO and Mr. Ralph J. Roberts) with total compensation that, based on individual and Company performance over an appropriate period of time, was generally between the 50th and 75th percentile of total compensation for executives with comparable positions at peer companies. In the case of the CEO and Mr. Ralph J. Roberts, compensation has historically been determined by an individualized assessment of each of their performances and by comparison to executives of other companies who have been “founders” (i.e., the persons most responsible for extraordinary growth and success at their companies, regardless of industry) or primarily responsible for the growth of such companies over time.

In July 2002, the Prior Committee approved a compensation program under which the Company’s senior management and executive officers, other than the CEO and Mr. Ralph J. Roberts who were then not eligible to participate, would become entitled to certain benefits contingent upon the successful completion of the Broadband Acquisition. The program was established to provide these individuals with appropriate incentives to accomplish important business objectives relating to the Broadband Acquisition itself as well as the integration of the business of the former AT&T Broadband

Corp. following the acquisition. The CEO and Mr. Ralph J. Roberts became eligible to participate in this program in November 2002, upon the recommendation of an independent compensation consultant who considered, among other factors, their positions with the Company and their increased responsibilities following the Broadband Acquisition. Pursuant to the terms of the program (as incorporated, in certain instances, in amendments to existing compensation agreements), annual base salaries of the Company’s executive officers were increased at the time of completion of the Broadband Acquisition and supplemental cash bonuses were earned by the executive officers in 2002. The supplemental cash bonus portion of this program was later formalized by the Committee under the 2002 Supplemental Cash Bonus Plan.

The total compensation of the Company’s executive officers, including the CEO, in 2002 was primarily determined pursuant to their employment and compensation agreements and the Company’s cash bonus and equity award plans, as well as, for certain executives, split-dollar life insurance policies and term insurance policies. With respect to the split-dollar portion of certain of the executive officers’ compensation, as of July 30, 2002, due to considerations raised by the Sarbanes-Oxley Act of 2002, the Company ceased to pay the premiums associated with these insurance policies. The Company is contractually required to pay such premiums under the terms of existing employment agreements and has not, as of yet, entered into any supplemental arrangements with respect to this foregone compensation. The Committee may consider alternatives to address this issue.

In 2002, the Company sought to achieve a mix of the various forms of compensation noted above to properly compensate and motivate its executives on an individual basis commensurate with their relative levels of seniority and responsibility. A variety of factors was considered in arriving at the amount and mix of compensation paid or awarded to the Company’s executive officers. Key factors in the assessment of the compensation of the Company’s executive officers were the Company’s overall performance, their respective roles in the successful management and ultimate completion of the Company’s acquisition of the AT&T Broadband business, and their individual responsibility and role with respect to overall corporate policy-making, management and administration. No specific weighting, however, was assigned to any of these factors in determining the remuneration paid or awarded to the named executive officers for 2002.

The Committee believes, consistent with the belief of the Prior Committee, that the Company’s most direct competitors for executive talent are comprised of a broader range of companies than those with which the Company would ordinarily be compared for stock performance purposes. Thus, the compensation comparison group also included companies that are not included in the peer group index in the stock performance graph above.

Base Salary.    The Company’s philosophy with respect to setting base salary is generally to compensate its executive officers with reasonable current income on a competitive basis. The base salaries of all executive officers were increased in January 2002, pursuant to the Company’s standard practice and pursuant to the terms of certain compensation or employment agreements in effect at the beginning of 2002, and in November 2002 (except for Mr. Brodsky), pursuant to the compensation program described above, upon completion of the Broadband Acquisition.

Bonuses.    Annual cash bonuses for the Company’s executive officers were determined under the 2002 Executive Cash Bonus Plan, which was recommended by, and designed in consultation with, an independent compensation consultant and approved by the shareholders of Old Comcast. Under the 2002 Executive Cash Bonus Plan, each executive designated by the Prior Committee was eligible to earn an annual bonus of up to 150% of the sum of his or her base salary and any unearned target bonus from any prior plan year, but not more than $3 million, based on annual cash flow performance targets established in advance by the Prior Committee. The Prior Committee selected increases in cash flow as the single most significant measure of operating performance of the Company and other companies in the Company’s industries. The target bonus for each of the named executive officers is based on the Committee’s assessment of the optimal mix of base and incentive cash compensation. In 2002, the target bonus for Mr. Brian L. Roberts was 150%, and the target bonuses for the Company’s other named executive officers were 50%. Based on the Company’s cash flow for such period, 100% of the target bonuses were earned for 2002 under the plan. In addition, the Company’s executive officers earned supplemental cash bonuses under the supplemental compensation program described above. With respect to 2002, the supplemental cash bonus for Mr. Brian L. Roberts was 150% of base salary, and the supplemental bonuses for the Company’s other named executive officers were 50% of base salary.

Equity-Based Incentive Compensation.    The Company’s equity-based incentive compensation is in the form of stock option grants. The Committee believes that reliance upon such incentives is advantageous to the Company because it fosters a long-term commitment by the recipients to the Company and motivates these individuals to seek to improve the long-term market performance of the Company’s stock. The Prior Committee sought to achieve these long-term objectives in part by extending the period of time in which the options vest over a longer period than is the case with many other companies, and the Committee shares this philosophy. In the most recent group of options granted to executive officers during 2002, generally over half of each optionee’s options vests over five years and the balance vests over a period of nine years and six months. Stock options produce value to the executive officers only if the price of the Company’s stock appreciates, thereby directly linking the interests of the executive officers with those of the Company’s shareholders. The Prior Committee awarded stock options in 2002 to the CEO and the Company’s other executive officers. In general, such option grants were based on a proportional relationship to the expected cash compensation of the option recipients, taking into account prior option grants and grants made at the same time to other executives of the Company. In the case of the CEO, grants were in part based on other factors relating to his contributions to the Company, such as those described under “Compensation of CEO,” below.

Compensation of CEO.    The CEO’s compensation for 2002 was determined under the terms of the Compensation Agreement, which was amended in November 2002, as described above under “Compensation Policy” (a summary of the material terms of this agreement can be found under “Agreements with Executive Officers—Compensation Agreement with the Chief Executive Officer”). The levels of compensation provided under the Compensation Agreement were determined when such agreement was entered into based on a review by the Prior Committee and an independent compensation consultant of compensation levels of chief executive officers at other companies in comparable industries and of certain chief executive officers in other industries who were the persons primarily responsible for the growth of such companies over a substantial period of time. Pursuant to the amendment to the Compensation Agreement, upon recommendation of an independent compensation consultant, in November 2002 the annual base salary of the CEO was increased to $2 million. In approving the Compensation Agreement, the Prior Committee also took into account an assessment of the importance of maintaining the continued active participation of the CEO in the Company’s affairs over the periods covered by the Compensation Agreement, the Company’s growth and overall performance during the period prior to 1998, and the CEO’s prior compensation levels during those periods. Generally, other than as stated above, the Prior Committee did not consider specific performance measures in approving or amending the Compensation Agreement.

The CEO’s compensation in 2002 consisted of the salary and benefits fixed by the Compensation Agreement, awards under the 2002 Executive Cash Bonus Plan and the 2002 Supplemental Cash Bonus Plan, and an award of options to purchase a total of 750,000 shares of Class A Special Common Stock. This award was made in 2002 based on the proportional relationship to the CEO’s expected cash compensation for the year and also took into account prior option grants and grants made at the same time to other executive officers of the Company.

Effect of Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million paid to the chief executive officer and the other four most highly compensated executive officers of a public company (determined as of the last day of the company’s tax year) will not be deductible for federal income tax purposes. The Committee expects to engage in an ongoing review of the Company’s compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid by the Company consistent with its existing commitments and ongoing competitive needs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee’s overall compensation philosophy. From time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its shareholders.

Members of the Compensation Committee

S. Decker Anstrom (Chair)

Joseph L. Castle, II

Dr. Judith Rodin

Michael I. Sovern

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2004 must be received by December 3, 2003 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to Arthur R. Block, Senior Vice President, General Counsel and Secretary, at the address of the Company set forth on the first page of this Proxy Statement. Notwithstanding the foregoing, shareholders with suggestions on the nomination of directors must comply with the procedures set forth under the caption “Committees and Meetings of the Board of Directors.”

A shareholder may wish to have a proposal presented at the Annual Meeting of Shareholders in 2004, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to Section 2.09 of the Company’s By-laws, in the case of an annual meeting that is called for a date between April 7, 2004 and June 6, 2004, notice of any such proposal must be received by the Company between February 6, 2004 and March 8, 2004. (In the case of an annual meeting called for a date that is not between April 7, 2004 and June 6, 2004, notice of any such proposal must be received by the Company no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.) If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal should be directed to Arthur R. Block, Senior Vice President, General Counsel and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

SOLICITATION OF PROXIES

The accompanying form of proxy is being solicited on behalf of the Board of Directors. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company or its subsidiaries. The Company has retained D.F. King & Co., Inc. at an estimated cost of $18,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Electronic Access to Proxy Materials and Annual Report

Shareholders can access the Notice of Meeting and Proxy Statement and Annual Report via the Internet on the Investor Relations Website at http://www.cmcsa.com or http://www.cmcsk.com. For future shareholder meetings, registered shareholders can consent to access their proxy statement and annual report electronically. Shareholders can choose this option by marking the “Electronic Access” box on the proxy card or by following the instructions provided when voting by telephone or via the Internet. If you choose this option, prior to each shareholder meeting you will receive in the mail your proxy card that provides a notice of meeting with a business reply envelope. You do not need to select this option each year; however, you may want to choose this option for more than one account held in your name. Your choice will remain in effect unless you revoke it by contacting the Company’s transfer agent, EquiServe, at 1-888-883-8903 or visiting EquiServe’s site at http://www.econsent.com/cmcsa. Beneficial shareholders (those who hold shares through a bank, broker, or other record holder) may request electronic access by contacting their broker or financial institution.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Under Securities and Exchange Commission rules, delivery of one annual report and proxy statement to two or more investors sharing the same mailing address is now permitted, under certain conditions. This procedure, called “householding,” is available to you if all of the following criteria are met:

(1)	You have the same address as other security holders of the Company registered on the Company’s books;

(2)	You have the same last name as the other security holders; and

(3)	Your address is a residential address or post office box.

If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

For Eligible Security Holders

Only one annual report and proxy statement will be delivered to the shared mailing address. You will, however, still receive separate mailings of important and personal information, as well as a separate proxy card.

What do I need to do to receive just one set of annual disclosure materials?

You do not have to do anything. Unless EquiServe is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single annual report/proxy statement in the future unless you tell us otherwise.

What if I want to continue to receive multiple sets of materials?

If you would like to continue to receive a separate set of materials for yourself, call or write EquiServe at 1-888-883-8903 or P.O. Box 43091, Providence, Rhode Island 02940-3091. A separate set of materials will be sent to you promptly.

What if I consent to have one set of materials mailed now, but change my mind later?

Call or write EquiServe to turn off the householding instructions for yourself. You will then be sent a separate annual report and proxy statement within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his/her new address.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO “INVESTOR RELATIONS” AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

Exhibit A

Proposed Amendment to the Comcast Corporation

Amended and Restated Articles of Incorporation (the “Charter”)

If approved, Paragraphs A, B, E and H of Article SIXTH of the Charter would be amended and restated in their entirety to read in full as follows:

SIXTH:    Governance

A.    Definitions

1.  “Additional Independent Director” has the meaning specified in paragraph (B)(1) of this Article SIXTH.

2.  “AT&T” means AT&T Corp., a New York corporation.

3.  “AT&T Directors” means (i) those five (5) Directors designated by AT&T to serve as members of the Board of Directors pursuant to a contractual right of AT&T to designate such Directors, (ii) any Replacement AT&T Director and (iii) any Director elected to replace an AT&T Director at the 2004 annual meeting of shareholders of the Corporation or designated as an AT&T Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH.

4.  “Board of Directors” means the Board of Directors of the Corporation.

5.  “CEO” means the Chief Executive Officer of the Corporation.

6.  “Chairman” means the Chairman of the Board of Directors.

7.  “Class of Directors” means the Comcast Directors, the AT&T Directors or the Independent Directors, as the case may be.

8.  “Comcast” means Comcast Corporation, a Pennsylvania corporation.

9.  “Comcast Directors” means (i) those five (5) Directors designated by Comcast to serve as members of the Board of Directors pursuant to a contractual right of Comcast to designate such Directors, (ii) any Replacement Comcast Director and (iii) any Director elected to replace a Comcast Director at the 2004 annual meeting of shareholders of the Corporation or designated as a Comcast Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH.

10.  “Director” means a director of the Corporation.

11.  “Effective Time” means the date and time at which these Amended and Restated Articles of Incorporation become effective with the Department of State of the Commonwealth of Pennsylvania.

12.  “Governance and Directors Nominating Committee” has the meaning specified in paragraph (E)(1) of this Article SIXTH.

13.  “Holiday” has the meaning specified in paragraph (B)(6) of this Article SIXTH.

14.  “Independent Director” means (i) those two (2) Independent Persons jointly designated by AT&T and Comcast to serve as members of the Board of Directors pursuant to a contractual right of AT&T and Comcast to designate such Directors, (ii) any Additional Independent Director, (iii) any Replacement Independent Director and (iv) any Director elected to replace an Independent Director at the 2004 annual meeting of shareholders of the Corporation or designated as an Independent Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH.

15.  “Independent Person” means an independent person (determined in accordance with the rules of the principal stock exchange or interdealer quotation system on which the class of Corporation common stock with the greatest aggregate market capitalization (as determined in good faith by the Board of Directors) is traded), it being understood that (i) each individual who was a member of the Board of Directors of AT&T as of December 19, 2001 (other than Mr. C. Michael Armstrong) was deemed to be an Independent Person as of December 19, 2001, (ii) subject to clauses (iii) and (iv) of this definition, none of the members of the Board of Directors of Comcast as of December 19, 2001 was deemed to be an Independent Person as of December 19, 2001, (iii) Mr. Decker Anstrom was deemed to be an Independent Person as of December 19, 2001, (iv) for any period during which Mr. Decker Anstrom is not a Director, one person (other than Mr. Ralph J. Roberts, Mr. Brian L. Roberts, Mr. Julian A. Brodsky or Mr. Sheldon M. Bonovitz) designated by the CEO (which designation may be changed at any time by the CEO) who was a member of the Board of Directors of Comcast on December 19, 2001 and who would qualify as an Independent Person under this definition not taking into account clause (ii) of this definition shall be deemed to be an Independent Person; provided that such person shall not be eligible to be an AT&T Director or an Independent Director (any such designee, a “Comcast Independent Designee”) and (v) none of the spouse, parents, siblings, lineal descendants, aunts, uncles, cousins and other close relatives (or their respective spouses) of Mr. Brian L. Roberts will be deemed Independent Persons at any time.

16.  “Initial Term” means the period beginning at the Effective Time and ending at the 2004 annual meeting of shareholders of the Corporation.

17.  “Replacement AT&T Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

18.  “Replacement Comcast Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

19.  “Replacement Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

20.  “Replacement Independent Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

21.  “Specified Period” means the period beginning at the Effective Time and ending at the 2005 annual meeting of shareholders of the Corporation or, if earlier, the date on which Mr. C. Michael Armstrong ceases to be the Chairman.

22.   “2004 Term” means the period beginning at the 2004 annual meeting of shareholders of the Corporation and ending at the 2005 annual meeting of shareholders of the Corporation.

B.    Directors

1.  From the Effective Time until the expiration of the 2004 Term, subject to the fourth sentence of this paragraph (B)(1) of Article SIXTH and the second to last sentence of paragraph (B)(3) of Article SIXTH, the Board of Directors shall consist of five (5) Comcast Directors (at least one (1) of whom shall be an Independent Person), five (5) AT&T Directors and two (2) Independent Directors. If the size of the Board of Directors is increased as described in the fourth sentence of this paragraph (B)(1) of Article SIXTH or there is a vacancy in the Comcast or AT&T Class of Directors that pursuant to the second to last sentence of paragraph (B)(3) of Article SIXTH the applicable Class of Directors is not required to fill, the size of the Board of Directors shall be fixed at the number of Directors in place after such increase or vacancy and shall remain fixed at such number unless subsequently increased again pursuant to the fourth sentence of this paragraph (B)(1) of Article SIXTH or such vacancy is filled pursuant to paragraph (B)(3) of Article SIXTH (in either of such events the size of the Board of Directors shall be fixed at such increased number until subsequently changed as provided in this paragraph (B)(1) and paragraph (B)(3) of this Article SIXTH). At all times, the Board of Directors shall consist of a majority of Independent Persons. From the Effective Time until the expiration of the 2004 Term, a majority of the Directors may increase the size of the Board of Directors by up to two (2) members. The Board of Directors shall take all action necessary to ensure that any vacancy on the Board of Directors created as a result of any such increase shall be filled promptly by an Independent Person nominated by the Governance and Directors Nominating Committee and approved by the Board of Directors (an “Additional Independent Director”). After the election of an Additional Independent Director, such Additional Independent Director shall be considered an Independent Director for all purposes of this Article SIXTH. After the expiration of the 2004 Term, the size of the Board of Directors shall be determined in accordance with the By-Laws of the Corporation and the provisions of these Articles of Incorporation relating to Classes of Directors shall no longer apply.

2.  Following the occurrence of a vacancy on the Board of Directors that results in the absence of one or more of (i) a majority of Independent Persons on the Board of Directors, (ii) at least one Comcast Director who is an Independent Person, (iii) the then required number of Independent Directors, (iv) four (4) Comcast Directors or (v) four (4) AT&T Directors, and notwithstanding the occurrence of such vacancy, the applicable Directors specified in paragraph (B)(3) of this Article SIXTH shall be authorized to take the actions contemplated by such paragraph to permit the Board of Directors to fill such vacancy (which vacancy shall be filled by an Independent Person in the case of clauses (i), (ii) and (iii)) and the Board of Directors shall be authorized to fill the vacancy in accordance with such paragraph. In addition to the foregoing and subject to the last sentence of paragraph (B)(3) of Article SIXTH, for a ninety (90) day period following the occurrence of a vacancy in the Board of Directors that results in one or more of the circumstances described in clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence, the Directors then in office shall have and may exercise all of the powers of the Board of Directors to the extent provided under these Articles of Incorporation, the By-Laws of the Corporation and applicable law.

3.  From the Effective Time until the expiration of the 2004 Term, the Board of Directors shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a Comcast Director which becomes vacant is filled promptly by a person designated by a majority of the Comcast Directors remaining on the Board of Directors (such person, a “Replacement Comcast Director”); (ii) an AT&T

Director which becomes vacant is filled promptly by a person designated by a majority of the AT&T Directors remaining on the Board of Directors (such person, a “Replacement AT&T Director”) and (iii) an Independent Director which becomes vacant is filled promptly by an Independent Person designated by the Governance and Directors Nominating Committee (such person, a “Replacement Independent Director” and, together with any Replacement Comcast Director and any Replacement AT&T Director, a “Replacement Director”); provided that the designation of any Replacement Independent Director by the Governance and Directors Nominating Committee shall be subject to the approval of the Board of Directors prior to such person becoming a Replacement Independent Director. Notwithstanding anything to the contrary contained herein, the remaining Comcast Directors or the remaining AT&T Directors, as the case may be, shall be under no obligation to designate a person to fill a vacancy in its Class of Directors (and during the pendency of any such vacancy the Board of Directors shall continue to exercise all of its powers to the extent provided under these Articles of Incorporation, the By-Laws of the Corporation and applicable law), except to the extent such vacancy results in fewer than four (4) Directors in the affected Class of Directors or, in the case of the Comcast Directors, the absence of one Comcast Director who is an Independent Person. In the absence of a designation by the Comcast Directors, the AT&T Directors or the Governance and Directors Nominating Committee, as the case may be, of a person to fill a vacancy in the relevant Class of Directors, the Board of Directors shall have no authority to fill a vacancy in the applicable Class of Directors.

4.  Subject to paragraph (B)(7) of this Article SIXTH, each of the Comcast Directors, AT&T Directors and Independent Directors at the Effective Time, and each Replacement Director and Additional Independent Director elected to the Board of Directors in accordance with this Article SIXTH during the Initial Term, shall hold office until the expiration of the Initial Term and until such Director’s successor has been selected and qualified or until such Director’s earlier death, resignation or removal.

5.  Subject to paragraph (B)(7) of this Article SIXTH, each of the Comcast Directors, AT&T Directors and Independent Directors immediately after the annual meeting of shareholders of the Corporation in 2004, and each Replacement Director and Additional Independent Director elected to the Board of Directors in accordance with this Article SIXTH during the 2004 Term, shall hold office until the expiration of the 2004 Term and until such Director’s successor has been selected and qualified or until such Director’s earlier death, resignation or removal.

6.  The first (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph (B)(6), the second) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2004 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2004 at 9:00 o’clock a.m., if, in either case, not a holiday on which national banks are or may elect to be closed (“Holiday”), and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The second (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph (B)(6), the third) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2005 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2005 at 9:00 o’clock a.m., if, in either case, not a Holiday, and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The Corporation may, at the election of the Board of Directors, call an annual meeting of shareholders of the Corporation in 2003 for the purpose of conducting such business, other than the election of Directors, as the Board of Directors shall determine.

7.  In addition to the events set forth in each of paragraphs (B)(4) and (B)(5) of this Article SIXTH, the term of office of any Comcast Director or AT&T Director, in either case who was an Independent Person on the date of such Director’s designation, appointment or election as a member of the Board of Directors, or of any Independent Director, shall terminate on any date on which such Director shall cease to be an Independent Person if as a result of such Director ceasing to be an Independent Person the Board of Directors shall not include (i) a majority of Independent Persons and (ii) at least one Comcast Director who is an Independent Person.

E.    Governance and Directors Nominating Committee.

1.  The Governance and Directors Nominating Committee (the “Governance and Directors Nominating Committee”) shall have the power to designate Replacement Independent Directors as described in paragraph (B)(3) of this Article SIXTH, to nominate Additional Independent Directors as described in paragraph (B)(1) of this Article SIXTH and to nominate individuals for election by the shareholders of the Corporation as Directors at the 2004 annual meeting of shareholders of the Corporation and thereafter. During the Initial Term, the Governance and Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or the CEO, one (1) Comcast Director who is an Independent Person selected by the Comcast Directors and two (2) Directors who are Independent Persons selected from the AT&T Directors by the AT&T Directors who are Independent Persons and the Independent Directors after consultation with Mr. Brian L. Roberts. During the Initial Term, if Mr. Brian L. Roberts is not the Chairman or the CEO, the Governance and Directors Nominating Committee shall consist of two (2) Comcast Directors selected by the Comcast Directors at least one of whom shall be an Independent Person and two (2) Directors who are Independent Persons selected from the AT&T Directors by the AT&T Directors who are Independent Persons and the Independent Directors after consultation with a Comcast Director selected by the two (2) Comcast Directors selected to serve on the Governance and Directors Nominating Committee. During the 2004 Term, the Governance and Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or the CEO, one (1) Comcast Director who is an Independent Person selected by the Comcast Directors and three (3) Directors who are Independent Persons selected from the AT&T Directors and the Independent Directors by the Comcast Directors. During the 2004 Term, if Mr. Brian L. Roberts is not the Chairman or the CEO, the Governance and Directors Nominating Committee shall consist of two (2) Comcast Directors selected by the Comcast Directors at least one of whom shall be an Independent Person and three (3) Independent Persons selected from the AT&T Directors and the Independent Directors by the Comcast Directors. After the 2004 Term, the Governance and Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or CEO, and four (4) Directors who are Independent Persons selected by Mr. Brian L. Roberts; provided that no more than one (1) person who was a Comcast Director or a Comcast Independent Designee may be selected by Mr. Brian L. Roberts as a member of the Governance and Directors Nominating Committee pursuant to this sentence prior to the seventh anniversary of the date that such Director was initially elected to the Board of Directors. After the 2004 Term, if Mr. Brian L. Roberts is not the Chairman or CEO, the Governance and Directors Nominating Committee shall be constituted as determined by the Board of Directors. Notwithstanding the foregoing, if Mr. Brian L. Roberts is the Chairman or CEO but is ineligible to serve on the Governance and Directors Nominating Committee at any relevant time under the applicable rules of the principal U.S. securities exchange or quotation system on which the Class A Common Stock is listed and traded, (i) during the Initial Term and the 2004 Term the Governance and Directors Nominating Committee shall be composed as it would be composed if Mr. Brian L. Roberts were not the Chairman or CEO at such time (all of the members of which shall be eligible to serve under such rules) and (ii) after the 2004 Term the Governance and Directors Nominating Committee shall be composed of five (5) directors (all of whom shall be eligible to serve under such rules and at least four of whom shall be Independent Persons) selected by Mr. Brian L. Roberts; provided that no more than two (2) persons who were Comcast Directors or Comcast Independent Designees may be selected by Mr. Brian L. Roberts as members of the Governance and Directors Nominating Committee pursuant to this clause (ii) prior to the seventh anniversary of the date such Director was initially elected to the Board of Directors. At any time that Mr. Brian L. Roberts is a member of the Governance and Directors Nominating Committee, he shall be the Chairman of the Governance and Directors Nominating Committee. Subject to paragraph (E)(2) of this Article SIXTH, all powers otherwise held by the Board of Directors to nominate individuals for election by the shareholders of the Corporation as Directors shall reside exclusively in the Governance and Directors Nominating Committee, no such nominations shall be made by the Board of Directors and all nominations of the Governance and Directors Nominating Committee shall be submitted directly to the shareholders of the Corporation without any requirement that such nominations be submitted to the Board of Directors for its approval or ratification.

2.  If the Governance and Directors Nominating Committee is able to reach agreement on a full slate of nominations for the 2004 annual meeting of shareholders of the Corporation, each of the individuals selected as a nominee who is a Director then in office will maintain the status of a “Comcast Director,” “AT&T Director” or “Independent Director,” as the case may be, and each of the other individuals, if any, selected as a nominee will have the status determined by the Governance and Directors Nominating Committee; provided that (i) the number of nominees constituting a full slate of nominations shall be equal to the number of Directors then in office and (ii) the number of nominees that have the status of a particular Class of Directors shall be equal to the number of Directors then in that Class of Directors. If the Governance and Directors Nominating Committee is unable to reach agreement on a full slate of nominations for the 2004 annual meeting of shareholders of the Corporation, each of the Directors then in office shall be nominated for election as a Director at the 2004 annual meeting of shareholders of the Corporation and shall maintain the status of a “Comcast Director,” “AT&T Director” or “Independent Director,” as the case may be. In the event that any of such Directors declines to stand for election as a Director at the 2004 annual meeting of shareholders of the Corporation, a replacement nominee will be selected by (i) if the Director declining to stand for election is a Comcast Director, a majority of the Comcast Directors then in office (other than the Comcast Director declining to stand for election), (ii) if the Director declining to stand for election is an AT&T Director, a majority of the AT&T Directors then in office (other than the AT&T Director declining to stand for election) and (iii) if the Director declining to stand for election is an Independent Director, the Governance and Directors Nominating Committee, subject to the prior approval of the Board of Directors (other than the Independent Director declining to stand for election). If a replacement nominee is selected to replace a declining Director pursuant to the preceding sentence, such replacement nominee shall be deemed to have the status of the declining Director as a “Comcast Director,” “AT&T Director” or “Independent Director,” as the case may be. If a Comcast Director or AT&T Director declines to stand for election, the Comcast Directors or the AT&T Directors, as the case may be, shall not be obligated to select a replacement nominee, except to the extent that their failure to select a replacement nominee would result in fewer than four (4) Directors in the affected Class of Directors. If a person is elected as a Director at the 2004 annual meeting of shareholders who was not nominated pursuant to the provisions of this paragraph (E), such person will be deemed to have the status of the former Director he or she was elected in lieu of. If multiple persons are elected as Directors at the 2004 annual meeting of shareholders who were not nominated pursuant to the provisions of this paragraph (E) and it is not possible to determine whom they were elected in lieu of, their status as “Comcast Directors,” “AT&T Directors” or “Independent Directors” shall be determined by the entire Board of Directors; provided that the number of Directors that have the status of a particular Class of Directors shall be equal to the number of Directors in that Class of Directors immediately prior to the 2004 annual meeting of shareholders and the status of the other Directors shall not be affected as a result of such determination.

3. Any action of the Governance and Directors Nominating Committee shall require the approval of a majority of the entire Governance and Directors Nominating Committee. If any provision of this paragraph (E) provides for a selection or determination to be made by any given group or Class of Directors, such selection or determination shall require the approval of a majority of the Directors in such entire group or Class, as the case may be, and (except as otherwise specifically provided) not the approval of any given subset of such group or Class, as the case may be.

H.    Termination. If Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO, the provisions of this Article SIXTH (other than paragraphs (A), (B)(2) (but only insofar as such paragraph relates to the requirement that a majority of the Directors be Independent Persons) and (E) and the second sentence of paragraph (B)(1), in each case of this Article SIXTH) shall terminate automatically without any further action of the Board of Directors or the shareholders of the Corporation; provided that notwithstanding the foregoing, in the event that Mr. Brian L. Roberts ceases to serve as the Chairman or the CEO prior to the 2005 annual meeting of shareholders of the Corporation, the provisions of paragraphs (A), (B), (C),(D)(1)(a)-(c) and (E) of this Article SIXTH shall survive through the close of such annual meeting.

CO-PS-2003

1

2

[Form of Proxy]

[Comcast logo]

P.O. Box 8694

Edison, NJ 08818-8694

ADMISSION TICKET

Please present this ticket for admittance of shareholder(s) named below.

Voter Control Number

[                      ]

Your vote is important. Please vote immediately.

Votes submitted by the Internet or telephone must be received by 5:00 p.m. Eastern Time on May 6, 2003.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/cmcsa

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1. Call toll-free

1-877-PRX-VOTE (1-877-779-8683).

2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

Vote-by-Mail

If you vote by Internet or telephone, please do not mail your card. If you vote by mail, mail your card to the address shown on reverse.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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☒ Please mark votes as in this example.

The Board of Directors recommends that you vote FOR Proposals 1,2 A-E and 3.

		FOR	AGAINST	ABSTAIN

1.	To ratify appointment of Independent Auditors.	☐	☐	☐

2A.	To approve the 2003 Stock Option Plan.	☐	☐	☐

2B.	To approve the 2002 Restricted Stock Plan.	☐	☐	☐

2C.	To approve the 2002 Employee Stock Purchase Plan.	☐	☐	☐

2D.	To approve the 2002 Supplemental Cash Bonus Plan.	☐	☐	☐

2E.	To approve the 2002 Non- Employee Director Compensation Plan (Stock Program).	☐	☐	☐

3.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation.	☐	☐	☐

☐ Electronic Access

(see page 52 of the Proxy Statement)

☐ I/We plan to attend the Annual Meeting.

Signature:	Date:
Signature:	Date:

Please sign as name(s) appears hereon. Give full title if you are signing for a Corporation or Partnership or as Attorney, Administrator, Executor, Guardian, Trustee, or in any other representative capacity.

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Annual Meeting Agenda

8:30 a.m. Doors Open to Meeting Room

9:00 a.m. Welcome and Introductions, Shareholder Proposals

DIRECTIONS

From New Jersey via the Walt Whitman Bridge - Follow the signs for Broad Street. At the end of the Broad Street ramp, turn left and follow the signs to the Sports Complex. The First Union Complex will be on your left.

From Interstate 76/Schuylkill Expressway - Traveling East, follow the signs for South Jersey, Walt Whitman Bridge and Sports Complex. At the bottom of the exit ramp, make a right onto Broad Street. The First Union Complex will be on your left.

From Interstate 476/Blue Route - Take 1-476 South to the end. Follow signs for 1-95 North, Philadelphia. Take 1-95 North to Broad Street exit. The First Union Complex will be on your right.

From Interstate 95 - From 1-95 Northbound or Southbound, take the Broad Street exit. The First Union Complex will be on your right.

[GRAPHIC] First Union Complex

Parking Information – There is ample free parking available on the Complex premises. Shareholders should use the main entrance to the First Union Complex which is located on Broad Street at 3601 South Broad Street. The gate attendant will direct you to the parking area and building.

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PROXY

COMCAST CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON
MAY 7, 2003

[LOGO] Comcast

I hereby appoint David L. Cohen and Arthur R. Block, and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all my shares in Comcast Corporation at the annual meeting of shareholders to be held at The First Union Complex, 3601 South Broad Street, Philadelphia, PA 19148 at 9:00 a.m. local time on May 7, 2003, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion. I hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof.

The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If your card is signed and returned without instructions, except as otherwise required by the plans noted below, your shares will be voted in favor of Proposals 1, 2A-E and 3. In either case, each of the proxies will be authorized to vote your shares in his discretion on any other matter that may properly come before the meeting. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the Comcast Corporation 401(k) Plan or in the AT&T Broadband 401(k) Plan. If you hold shares in the Comcast Corporation 401(k) Plan and you do not return a proxy card, your shares will not be voted. If you hold shares in the AT&T Broadband 401(k) Plan and do not return a proxy card, the trustee will vote your shares in the same proportion as the shares for which instructions were received from other plan participants. If you do not vote by telephone or Internet, or sign and return a proxy card or attend the annual meeting and vote by ballot, your shares cannot be voted. If you are voting with this proxy card, please mark your choices and sign the other side of the proxy card and return it promptly to Comcast Corporation c/o EquiServe Trust Company, N.A., P.O. Box 8694 Edison, NJ 08818-8694.

IMPORTANT NOTICE: All annual meeting attendees may be asked to present a valid government-issued photo identification (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the annual meeting, and attendees will be subject to security inspections.

I acknowledge the receipt of the notice of annual meeting of shareholders, proxy statement and 2002 annual report of Comcast Corporation.

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